                                                                    EXAMPLE 4(h)



                             INDENTURE OF TRUST


                                   BETWEEN


                            TOOELE COUNTY, UTAH,
                                  AS ISSUER

                                     AND

                            WEST ONE BANK, UTAH,
                                 AS TRUSTEE

                       -------------------------------

                         Dated as of August 1, 1995

                       -------------------------------




                             Tooele County, Utah
                   Hazardous Waste Disposal Revenue Bonds
               (Laidlaw Inc./USPCI Clive Project) Series 1995

                              TABLE OF CONTENTS

      (THIS TABLE OF CONTENTS IS NOT A PART OF THIS INDENTURE OF TRUST
                 AND IS FOR CONVENIENCE OF REFERENCE ONLY.)

ARTICLE I
DEFINITIONS ....................................................................................  5
         SECTION 101.        DEFINITIONS........................................................  5
         SECTION 102.        RULES OF CONSTRUCTION.............................................. 13

ARTICLE II

THE BONDS....................................................................................... 15

         SECTION 201.        AUTHORIZED AMOUNT OF BONDS......................................... 15
         SECTION 202.        ISSUANCE OF THE SERIES 1995 BONDS; CERTAIN
                             TERMS.............................................................. 15
         SECTION 203.        INTEREST ON THE BONDS.............................................. 16
         SECTION 204.        FORM OF BONDS AND TEMPORARY BONDS.................................. 17
         SECTION 205.        EXECUTION; SPECIAL LIMITED OBLIGATION.............................. 17
         SECTION 206.        AUTHENTICATION..................................................... 17
         SECTION 207.        DELIVERY OF THE SERIES 1995 BONDS.................................. 18
         SECTION 208.        ISSUANCE OF ADDITIONAL BONDS....................................... 19
         SECTION 209.        MUTILATED, LOST, STOLEN OR DESTROYED BONDS......................... 20
         SECTION 210.        BOND REGISTER; TRANSFER AND EXCHANGE OF
                             BONDS; PERSONS TREATED AS OWNERS................................... 21
         SECTION 211.        BOOK ENTRY PROVISIONS.............................................. 22
         SECTION 212.        CANCELLATION....................................................... 24

ARTICLE III

REDEMPTION OF BONDS............................................................................. 25
         SECTION 301.        OPTIONAL REDEMPTION OF SERIES 1995 BONDS........................... 25
         SECTION 302.        EXTRAORDINARY OPTIONAL REDEMPTION.................................. 25
         SECTION 303.        SPECIAL MANDATORY REDEMPTION....................................... 26
         SECTION 304.        NOTICE OF REDEMPTION............................................... 27
         SECTION 305.        BONDS PAYABLE ON REDEMPTION DATE................................... 28
         SECTION 306.        BONDS REDEEMED IN PART............................................. 28
         SECTION 307.        ELECTION TO REDEEM; NOTICE TO TRUSTEE AND
                             ISSUER............................................................. 29
         SECTION 308.        SELECTION OF BONDS TO BE REDEEMED.................................. 29
         SECTION 309.        DEPOSIT OF REDEMPTION PRICE........................................ 29

ARTICLE IV

FUNDS AND ACCOUNTS.............................................................................. 30
         SECTION 401.        ESTABLISHMENT OF FUNDS AND ACCOUNTS................................ 30
         SECTION 402.        DISPOSITION OF PROCEEDS OF SALE OF SERIES
                             1995 BONDS......................................................... 30


         SECTION 403.               BOND FUND.......................................................... 30
         SECTION 404.               CONSTRUCTION FUND.................................................. 31
         SECTION 405.               REBATE FUND........................................................ 32

ARTICLE V

INVESTMENT OF MONEYS................................................................................... 34

ARTICLE VI

SATISFACTION OF THE INDENTURE.......................................................................... 35
         SECTION 601.               DISCHARGE OF INDENTURE............................................. 35
         SECTION 602.               BONDS DEEMED PAID.................................................. 35

ARTICLE VII

GENERAL COVENANTS...................................................................................... 37
         SECTION 701.               PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND
                                    INTEREST; NO GENERAL OBLIGATION.................................... 37
         SECTION 702.               PERFORMANCE OF COVENANTS; LEGAL
                                    AUTHORIZATION...................................................... 37
         SECTION 703.               FURTHER ASSURANCES................................................. 37
         SECTION 704.               IMMUNITIES AND LIMITATIONS OF
                                    RESPONSIBILITY OF ISSUER........................................... 37
         SECTION 705.               RECORDING AND FILING............................................... 38
         SECTION 706.               BOOKS AND RECORDS.................................................. 38
         SECTION 707.               DEFENSE OF ISSUER'S RIGHTS......................................... 38
         SECTION 708.               ARBITRAGE; COMPLIANCE WITH PROCEEDS
                                    CERTIFICATE........................................................ 39
         SECTION 709.               CONTINUING DISCLOSURE ..............................................39

ARTICLE VIII

EVENTS OF DEFAULT...................................................................................... 40
         SECTION 801.               EVENTS OF DEFAULT.................................................. 40
         SECTION 802.               ACCELERATION....................................................... 41
         SECTION 803.               REMEDIES; RIGHTS OF BONDHOLDERS.................................... 41
         SECTION 804.               TRUSTEE MAY FILE PROOFS OF CLAIM................................... 42
         SECTION 805.               DIRECTION OF PROCEEDINGS BY BONDHOLDERS............................ 43
         SECTION 806.               APPOINTMENT OF RECEIVERS........................................... 43
         SECTION 807.               APPLICATION OF MONEYS.............................................. 43
         SECTION 808.               REMEDIES VESTED IN TRUSTEE......................................... 44
         SECTION 809.               RIGHTS AND REMEDIES OF BONDHOLDERS................................. 45
         SECTION 810.               TERMINATION OF PROCEEDINGS......................................... 45
         SECTION 811.               WAIVERS OF EVENTS OF DEFAULT....................................... 45
         SECTION 812.               NOTICE OF DEFAULT.................................................. 45
         SECTION 813.               DEMAND UNDER GUARANTY.............................................. 46
         SECTION 814.               LIMITATION OF LIABILITY............................................ 46

ARTICLE IX

TRUSTEE..............................................................................................   47
         SECTION 901.               ACCEPTANCE OF TRUSTS.............................................   47
         SECTION 902.               COMPENSATION AND EXPENSES OF TRUSTEE.............................   49
         SECTION 903.               NOTICE TO BONDHOLDERS IF DEFAULT OCCURS..........................   50
         SECTION 904.               GOOD FAITH RELIANCE..............................................   50
         SECTION 905.               DEALINGS IN BONDS................................................   50
         SECTION 906.               INTERVENTION BY TRUSTEE..........................................   50
         SECTION 907.               SUCCESSOR TRUSTEE BY MERGER OR CONSOLIDATION.....................   51
         SECTION 908.               TRUSTEE REQUIRED; ELIGIBILITY....................................   51
         SECTION 909.               RESIGNATION BY THE TRUSTEE.......................................   51
         SECTION 910.               REMOVAL OF THE TRUSTEE...........................................   51
         SECTION 911.               APPOINTMENT OF SUCCESSOR TRUSTEE BY THE
                                    BONDHOLDERS; TEMPORARY TRUSTEE...................................   51
         SECTION 912.               JUDICIAL APPOINTMENT OF SUCCESSOR TRUSTEE........................   52
         SECTION 913.               CONCERNING ANY SUCCESSOR TRUSTEES................................   52
         SECTION 914.               SUCCESSOR TRUSTEE AS TRUSTEE OF FUNDS............................   53

ARTICLE X

SUPPLEMENTAL INDENTURES..............................................................................   54
         SECTION 1001.              SUPPLEMENTAL INDENTURES NOT REQUIRING
                                    CONSENT OF BONDHOLDERS...........................................   54
         SECTION 1002.              SUPPLEMENTAL INDENTURES REQUIRING CONSENT
                                    OF BONDHOLDERS...................................................   55

ARTICLE XI

AMENDMENTS TO THE LOAN AGREEMENT.....................................................................   58
         SECTION 1101.              AMENDMENTS, ETC. TO LOAN AGREEMENT NOT
                                    REQUIRING CONSENT................................................   58
         SECTION 1102.              AMENDMENTS, ETC. TO LOAN AGREEMENT REQUIRING
                                    CONSENT OF BONDHOLDERS...........................................   59

ARTICLE XII

MISCELLANEOUS........................................................................................   60
         SECTION 1201.              PARTIES IN INTEREST..............................................   60
         SECTION 1202.              SEVERABILITY.....................................................   60
         SECTION 1203.              DELIVERY OF NOTICES; DELIVERY OF BONDS...........................   60
         SECTION 1204.              COUNTERPARTS.....................................................   61
         SECTION 1205.              GOVERNING LAW....................................................   61
         SECTION 1206.              IMMUNITY OF OFFICERS AND EMPLOYEES OF ISSUER.....................   61
         SECTION 1207.              BONDS OWNED BY THE ISSUER, THE GUARANTOR OR
                                    THE COMPANY......................................................   61
         SECTION 1208.              PLEDGE AND UNDERTAKING OF THE STATE..............................   62

EXHIBIT "A"                         FORM OF BOND.....................................................  A-1
EXHIBIT "B"                         DTC LETTER OF REPRESENTATIONS....................................  B-1

         THIS INDENTURE OF TRUST, dated as of August 1, 1995 (the "Indenture"), between TOOELE COUNTY, UTAH (the "Issuer"), a duly organized and existing political subdivision of the State of Utah, whose mailing address is 47 South Main, Tooele, Utah 84074, and WEST ONE BANK, UTAH (the "Trustee"), a banking institution duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of Utah, whose principal corporate trust office, domicile and mailing address is 107 South Main Street, Salt Lake City, Utah 84111, Attention:
Corporate Trust Department:

                                 WITNESSETH:

         WHEREAS, the Legislature of the State of Utah has enacted the Utah Industrial Facilities and Development Act, Title 11, Chapter 17, Utah Code Annotated 1953, as amended (the "Act"), for the purpose of achieving greater industrial development in the State of Utah and protecting and promoting the health, welfare and safety of the citizens of the State of Utah; and

         WHEREAS, the Act authorizes counties of the State of Utah to issue revenue bonds for the purpose, among other things, of defraying the cost of financing, acquiring, constructing, improving, equipping, furnishing or maintaining any project or projects suitable for, among other things, industrial purposes, for the reduction, abatement or prevention of pollution and for any other business purpose, such project or projects to consist of any land, interest in land, building, structure, facility, system, fixture, improvement, appurtenance, machinery or equipment; and

         WHEREAS, the Issuer is a county of the State of Utah within the meaning of the Act; and

         WHEREAS, USPCI Clive Incineration Facility, Inc., an Oklahoma corporation (the "Company") has requested that the Issuer issue bonds to finance, in part, the acquisition, construction and equipping of a hazardous waste disposal and treatment facility for the reduction, abatement or prevention of pollution and for certain other business purposes as more particularly described herein (the "Project"); and

         WHEREAS, pursuant to the Act, in connection with the issuance of the Series 1995 Bonds under the Act, the Issuer is entitled to provide for and enter into agreements incident to the financing of the Project to accomplish the purposes of the Act and the performance of the Issuer's obligations relative to the Series 1995 Bonds, including but not limited to the specification of the terms and conditions under which the Series 1995 Bonds may be issued, the officer of the Issuer responsible for the issuance, execution and delivery of the Series 1995 Bonds, the source of payment on the Series 1995 Bonds and all other details necessary or appropriate for the issuance of the Series 1995 Bonds not inconsistent with the Act, it being the intention of the Issuer that the provisions of this Indenture are determined and established in compliance with and in furtherance of the authority granted the Issuer under the Act to accomplish the foregoing purposes; and

         WHEREAS, pursuant to and in accordance with the provisions of the Act, by resolution duly adopted (the "Resolution"), and in furtherance of the intent and purposes of the Act, the Issuer has authorized the issuance of its Hazardous Waste Disposal Revenue Bonds (Laidlaw Inc./USPCI Clive Project), Series 1995, in an aggregate principal amount of $10,000,000 (the "Series 1995 Bonds") and the execution and delivery of an indenture providing for the issuance of such Series 1995 Bonds and for their security; and

         WHEREAS, the Issuer will loan the proceeds of the Series 1995 Bonds to the Company pursuant to a Loan Agreement, dated as of August 1, 1995 (the "Loan Agreement"), by and between the Company and the Issuer, pursuant to which the Company will covenant, among other things, to make payments at such times and in such amounts so as to provide for payment of (i) the principal of, premium, if any, and interest on the Series 1995 Bonds outstanding under this Indenture, and
(ii) all other amounts payable under this Indenture; and

         WHEREAS, Laidlaw Inc., a Canadian corporation (the "Guarantor") is the indirect owner of the Company, and the Guarantor desires to execute and deliver a Guaranty (the "Guaranty") whereby the Guarantor will guaranty payment of all obligations of the Company with respect to the Series 1995 Bonds; and

         WHEREAS, the Issuer is authorized under the Act to issue its revenue bonds for the aforesaid purposes and the Issuer has determined that the public interest will be best served and that the purposes of the Act can be advantageously achieved by the Issuer's issuance of the Series 1995 Bonds in order to obtain funds to loan to the Company for the foregoing purposes; and

         WHEREAS, provision is made herein for the issuance of additional bonds from time to time which will rank on a parity with the Series 1995 Bonds for the purposes, upon the terms and subject to the conditions provided for herein; and

         WHEREAS, all things necessary to make the Series 1995 Bonds, when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid assignment and pledge of the payments and prepayments under the Loan Agreement to be applied to the payment of the principal of, premium, if any, and interest on the Bonds (as hereinafter defined) and to the payment of certain other amounts, and a valid assignment of the right, title and interest of the Issuer under the Loan Agreement and amounts payable to the Issuer under the Loan Agreement (except fees and expenses payable to the Issuer and the Issuer's rights relating to indemnification and notice), have been done and performed, and the creation, execution and delivery of this Indenture, and the creation, execution and issuance of the Series 1995 Bonds, subject to the terms hereof, have in all respects been duly authorized:

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That the Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the owners thereof, and of other good and lawful consideration, the receipt of which is hereby acknowledged, and to secure the payment of the principal of, premium, if any, and interest on the Bonds according to their tenor and effect and the payment of certain other amounts and to secure the performance and observance by the Issuer of all of the covenants and conditions herein or therein contained, by these presents does hereby convey, assign, transfer, pledge, set over and confirm and grant a security interest in, unto the Trustee, its successor or successors and its or their assigns forever, with power of sale, all and singular the property hereinafter described (said property being herein sometimes referred to as the "Trust Estate"), to wit:

                               GRANTING CLAUSES

                                  DIVISION I

         All right, title and interest of the Issuer in and to the Loan Agreement and the amounts payable to the Issuer under the Loan Agreement (excluding the Issuer's rights relating to the payment of fees, the reimbursement of expenses, indemnification and notice);

                                 DIVISION II

         The Bond Fund and the Construction Fund (as each such term is hereinafter defined), including moneys and obligations therein, held by the Trustee (except moneys or obligations deposited with or paid to the Trustee for payment or redemption of Bonds that are deemed no longer to be outstanding hereunder) pursuant to the terms of this Indenture;

                                 DIVISION III

         Any and all other property of every kind and nature from time to time hereafter, by delivery or by writing of any kind, conveyed, pledged, assigned or transferred as and for additional security hereunder by the Issuer or the Company or by anyone on their behalf to the Trustee, subject to the terms thereof, including without limitation debt service reserve or similar funds, letters or lines of credit, bond insurance policies, guaranties, including the Guaranty or other forms of credit enhancement or funds of the Company held by the Trustee as security for the Bonds.

                              EXCEPTED PROPERTY

         There is, however, expressly excepted and excluded from the lien and operation of this Indenture amounts to be transferred pursuant to this Indenture to, or held by the Trustee in, the Rebate Fund established hereunder;

         TO HAVE AND TO HOLD, all and singular, the properties and the rights and privileges hereby conveyed, assigned and pledged by the Issuer or intended so to be, unto the Trustee and its successors and assigns forever, in trust, nevertheless, with power of sale for the equal and pro rata benefit and security of each and every owner of the Bonds issued and to be issued hereunder, without preference, priority or distinction as to participation in the lien, benefit and protection hereof of one Bond over or from the others, by reason of priority in the issue or negotiation or maturity thereof, or for any other reason whatsoever, except as herein otherwise expressly provided, so that each and all of such Bonds shall have the same right, lien and privilege under this Indenture and shall be equally secured hereby with the same effect as if the same had all been made, issued and negotiated simultaneously with the delivery hereof and were expressed to mature on one and the same date;

         PROVIDED, NEVERTHELESS, and these presents are upon the express condition that if the Issuer or its successors or assigns shall well and truly pay or cause to be paid the principal of the Bonds, with interest according to the provisions set forth in the Bonds, or shall provide for the payment or redemption of the Bonds by depositing or causing to be deposited with the Trustee the entire amount of funds or securities required for payment or redemption thereof when and as authorized by the provisions hereof, or shall provide, as permitted hereby, for the payment thereof in accordance with Article VI hereof, and shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then these presents and the estate and rights hereby granted shall cease, determine and become void, and thereupon the Trustee, on payment of its lawful charges and disbursements then unpaid, on demand of the Issuer and upon the payment of the costs and expenses thereof, shall duly execute, acknowledge and deliver to the Issuer and the Company such instruments of satisfaction or release as may be necessary or proper to discharge this Indenture, including, if appropriate, any required discharge of record, and if necessary shall grant, reassign and deliver to the Issuer, its successors or assigns, all and singular the property, rights, privileges and interests by it hereby granted, conveyed and assigned, and all substitutes therefor, or any part thereof, not previously disposed of or released as herein provided; otherwise this Indenture shall be and remain in full force and effect.

         AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all Bonds are to be issued, authenticated and delivered, and that all the Trust Estate is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and its successors, does hereby covenant and agree to and with the Trustee and its respective successors in said trust, for the benefit of those who shall hold the Bonds, or any of them, as follows:

                                  ARTICLE I

                                 DEFINITIONS

         SECTION 101. DEFINITIONS. To the extent not defined herein, capitalized terms used in this Indenture shall have the same meanings as set forth in the Loan Agreement. In addition to the capitalized words and terms used herein and defined in the Loan Agreement or elsewhere in this Indenture, the following words and terms as used in this Indenture shall have the following meanings unless the context or use indicates another or different meaning or intent:

         "ACT" means the Utah Industrial Facilities and Development Act, Title 11, Chapter 17, Utah Code Annotated 1953, as amended.

         "ACT OF BANKRUPTCY OF GUARANTOR" means that the Guarantor has become insolvent or has failed to pay its debts generally as such debts become due or has admitted in writing its inability to pay any of its indebtedness or has consented to or has petitioned or applied to any authority for the appointment of a receiver, liquidator, trustee, or similar official for itself or for all or any substantial part of its properties or assets or that any such trustee, receiver, liquidator, or similar official has otherwise been appointed or that bankruptcy, insolvency, reorganization, arrangement, or liquidation proceedings (or similar proceedings) have been instituted by or against the Guarantor, and, in the case such proceedings are instituted against the Guarantor, such proceedings continue undismissed in excess of 90 days.

         "ADDITIONAL BONDS" means the parity bonds authorized to be issued by the Issuer pursuant to the terms and conditions of this Indenture in addition to the Series 1995 Bonds.

         "AFFILIATE" means, with respect to the Company, any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Company. For the purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AUTHORIZED COMPANY REPRESENTATIVE" means the person or persons at the time and from time to time designated, by written certificate furnished to the Issuer and the Trustee, as the person or persons authorized to act on behalf of the Company. Such certificate shall contain the specimen signature of such person or persons, shall be signed on behalf of the Company by the President, any Vice President, a Treasurer or any Assistant Treasurer of the Company and may designate alternate Authorized Company Representatives. The Authorized Company Representative may, but need not, be an employee of the Company.

         "AUTHORIZED DENOMINATIONS" means $5,000 and any integral multiple thereof.

         "AUTHORIZED GUARANTOR REPRESENTATIVE" means the person or persons at the time and from time to time designated, by written certificate furnished to the Issuer and the

Trustee, as the person or persons authorized to act on behalf of the Guarantor. Such certificate shall contain the specimen signature of such person or persons, shall be signed on behalf of the Guarantor by the President, any Executive Vice President or Senior Vice President or the Treasurer of the Guarantor and may designate alternate Authorized Guarantor Representatives. The Authorized Guarantor Representative may, but need not, be an employee of the Guarantor.

         "AUTHORIZED ISSUER REPRESENTATIVE" means the person or persons at the time and from time to time designated, by written certificate furnished to the Company and the Trustee, as the person or persons authorized to act on behalf of the Issuer. Such certificate shall contain the specimen signature of such person or persons, shall be signed on behalf of the Issuer by the Chairman of the Governing Body and may designate alternate Authorized Issuer Representatives. The Authorized Issuer Representative may, but need not, be an employee of the Issuer.

         "BANKRUPTCY CODE" means Title 11 of the United States Code, as now or hereafter constituted.

         "BOND COUNSEL" means the firm of Ballard Spahr Andrews & Ingersoll, or any other law firm having a national reputation in the field of municipal law whose opinions are generally accepted by purchasers of municipal bonds and appointed by resolution of the Issuer.

         "BOND FUND" means the trust fund so designated which is created and established with the Trustee pursuant to Section 401 hereof.

         "BONDHOLDER", "HOLDER", "OWNER" or "OWNER OF THE BONDS" means the registered owner of any Bond.

         "BOND PURCHASE CONTRACT" means a bond purchase contract between the Issuer and BA Securities, Inc., providing for its purchase from time to time of Series 1995 Bonds.

         "BOND REGISTER" means the registration books of the Issuer kept by the Trustee to evidence the registration, transfer and exchange of Bonds.

         "BOND RESOLUTION" means the resolution of the Governing Body adopted August 1, 1995 authorizing the issuance and sale of the Series 1995 Bonds.

         "BONDS" means the Series 1995 Bonds and any Additional Bonds, collectively.

         "BUSINESS DAY" means any day other than (a) a Saturday, (b) a Sunday,
(c) a day on which (i) the Principal Office of the Trustee, or (ii) banking institutions located in the City of New York, New York, are authorized or required by law or executive order to be closed, or (d) a day on which the New York Stock Exchange is closed.

         "CHAIRMAN" means the duly elected Chairman or Vice Chairman of the Governing Body or any successor to the principal functions thereof or any other member of the Governing Body temporarily designated by the Issuer to serve pro tempore as Chairman.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Each reference to a Section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such Section which are applicable to the Bonds or the use of the proceeds thereof.

         "COMPANY" means USPCI Clive Incineration Facility, Inc., an Oklahoma Corporation, its successors and assigns and any surviving, resulting or transferee entity as permitted under the Loan Agreement.

         "COMPANY DOCUMENTS" means the Loan Agreement and the Proceeds Certificate.

         "COMPLETION CERTIFICATE" means the certificate delivered by the Company pursuant to Section 3.4 of the Loan Agreement.

         "CONSTRUCTION" (and other forms of the word "construct"), when used with reference to any portion of the Project, means acquisition, construction, improvement, renovation, equipping, installation and furnishing.

         "CONSTRUCTION FUND" means the trust fund so designated which is created and established pursuant to Section 401 hereof.

         "DEFAULT RATE" means the per annum rate of interest announced publicly by the Trustee from time to time as its base rate.

         "DTC" means The Depository Trust Company, New York, New York, a limited- purpose trust company organized under the laws of the State of New York.

         "ELIGIBLE SECURITIES" means, to the extent permitted by law, any of the following securities, maturing (or redeemable at the option of the holder thereof), at such time or times as to enable disbursements to be made from the fund in which such investment is held in accordance with the terms hereof:

                           (a) Direct obligations of the United States of America or obligations to the full and prompt payment of which the full faith and credit of the United States of America is pledged or evidences of direct ownership in future interest and principal payments on such obligations held by a bank or trust company, as custodian, under which the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor on such obligations, and which underlying obligations are not available to satisfy any claim of the custodian or any person claiming through the custodian or to whom the custodian may be obligated;

                            (b)
                                    (i)              any obligation, the
                            interest on which is excludable from gross income of the owner thereof for federal income tax purposes; and

                                    (ii)    stock of a corporation during any
                            quarter of the taxable year of the corporation that--

                                            (1)      the corporation is a
                                    regulated investment company (as defined in Section 851(a) of the Code) which, for the taxable year, meets the requirements of
                                    Section 852(a) of the Code;

                                            (2)      the corporation has
                                    authorized and outstanding only one class of stock;

                                            (3)      the corporation to the
                                    extent practicable invests all its assets in obligations described in subclause (i) of this clause (b); and

                                            (4)      at least 98 percent of--

                                                     (A) the gross income of the
                                            corporation (without regard to the
                                            exclusion of interest from gross
                                            income under Section 103 of the
                                            Code) is derived from interest on or
                                            gains from the sale or other
                                            disposition of obligations described
                                            in subclause (i) of this clause (b);
                                            or

                                                     (B) the weighted average
                                            value of the assets of the
                                            corporation is represented by
                                            investments in obligations described
                                            in subclause (i) of this clause (b);
                                            and

                                    (iii)   any other investment which qualifies
                            as a tax-exempt bond for purposes of Section
                            148(b)(3)(A) of the Code and the applicable United States Treasury Regulations;

                            provided that, at the time of purchase of any investment under this clause (b), such investment is rated in either of the two highest rating categories (without regard to pluses or minuses) of the Rating Service;

                           (c) Evidences of indebtedness issued by any of the following: Bank for Cooperatives; Export-Import Bank of the United States; Farmers Home Administration; Federal Financing Bank; Federal Home Loan Bank System; Federal Home Loan Mortgage Corporation (including participation certificates); Federal Housing Administration; Federal Intermediate Credit Banks; Federal Land Banks; Federal National Mortgage Association; Government National Mortgage Association; Small Business Administration; Student Loan Marketing Association; or any other agency or instrumentality of the United States of America created by an act of Congress which is substantially similar to the foregoing in its legal relationship to the United States of America, provided that at the time of their purchase such obligations of such other agency or instrumentality are guaranteed by the full faith and credit of the United States of America or are rated in either of the two highest rating categories (without regard to pluses or minuses) of the Rating Service;

                           (d) Obligations of any person, including the Trustee,
                  provided that, at the time of their purchase, such obligations are rated in either of the two highest rating categories (without regard to pluses or minuses) of the Rating Service;

                           (e) Demand deposits or interest-bearing time
                  deposits, certificates of deposit or other similar banking arrangements that are made with the Trustee or with any other bank having deposits insured by the Federal Deposit Insurance Corporation ("FDIC"), or any savings and loan association having deposits insured by the Resolution Trust Corporation ("RTC"), provided that such time deposits or certificates of deposit or other similar banking arrangements are: (i) fully insured by the FDIC or the RTC, (ii) made with any bank (including the Trustee) having undivided capital and surplus of at least $100,000,000, the debt obligations (or, in the case of the principal bank in a bank holding company, debt obligations of the bank holding company) of which are rated in either of the two highest rating categories (without regard to pluses or minuses) of the Rating Service, or (iii) continuously secured as to principal, to the extent not insured by the FDIC or the RTC, (A) by lodging with a bank or trust company other than the depository, as collateral security, and granting to the Trustee a perfected first security interest therein, obligations described in clause
                  (a), (b) or (c) above or, with the approval of the Trustee, other marketable securities eligible as security for the deposit of trust funds under applicable regulations, having a market value (exclusive of accrued interest) not less than the amount of such deposit and not subject to the prior claims of any third parties, or (B) if the furnishing of security as provided in clause (A) of this clause is not permitted by applicable law, in such other manner as may then be required or permitted by applicable State or federal laws and regulations regarding the security for, or granting a preference in the case of the deposit of, trust funds;

                           (f) Investment agreements or repurchase agreements
                  with any institution (including the Trustee), the long-term debt or claims paying ability of which is rated in either of the two highest rating categories (without regard to pluses or minuses) of the Rating Service;

                           (g) Repurchase agreements with a financial
                  institution (including the Trustee) having deposits insured by the FDIC or the RTC, or any broker or dealer that is a dealer in government bonds and that is recognized by, trades with and reports to, a Federal Reserve Bank as a primary dealer in government securities, provided in any case: (i) the collateral for the repurchase agreement, at the last determination thereof, is described in clause (a), (b) or (c) above, (ii) the current market value of the collateral securing the repurchase agreement, at the last determination thereof, is at least equal to the amount of the repurchase agreement and is determined not less frequently than monthly, (iii) the collateral is held for the benefit of the Trustee by a Person other than the obligor on such repurchase agreement and (iv) the collateral is not subject to the prior claims of any third parties;

                           (h) Open market debt instruments (having an original
                  maturity of 365 days or less) that are rated in either of the two highest short-term debt rating categories (without regard to pluses or minuses) of the Rating Service;

                           (i) Investments in money market funds rated in
                  either of the two highest rating categories (without regard to pluses or minuses) of the Rating Service; and

                           (j) Any fund or other pooling arrangement which
                  exclusively purchases and holds one or more of the investments described in clauses (a) through (i), above.

                           (k) Any investments or securities permitted for
                  investment of public funds under the Utah State Money Management Act of 1974, Title 51, Chapter 7, Utah Code Annotated 1953, as amended.

         "EVENT OF DEFAULT" means (a) with respect to this Indenture, an "Event of Default" as defined in Section 801 hereof and (b) with respect to the Loan Agreement, an "Event of Default" as defined in Section 7.1 thereof.

         "FACILITY" means the hazardous waste disposal and treatment facility located in Tooele County, Utah consisting of (i) land and land improvements to be used as a site for the disposal and treatment facility; and (ii) the equipment, facilities, and improvements to be used in connection with the operation of said disposal and treatment facility.

         "GOVERNING BODY" means the Board of County Commissioners of the Issuer.

         "GOVERNMENT OBLIGATIONS" means obligations described in clause (a) of the definition of Eligible Securities.

         "GUARANTOR" means Laidlaw Inc., a Canadian corporation and its successors and assigns as permitted by the Guaranty.

         "GUARANTY" means the Guaranty from the Guarantor to the Trustee, dated as of August 1, 1995, with respect to the Series 1995 Bonds.

         "IMMEDIATE NOTICE" means notice by telephone, telex or telecopier to such address as the addressee shall have directed in writing, promptly followed by written notice by first class mail, postage prepaid.

         "INDENTURE" means this Indenture of Trust, dated as of August 1, 1995 between the Issuer and the Trustee, as the same may from time to time be amended or supplemented in accordance with the terms hereof.

         "INTEREST PAYMENT DATE" means, with respect to any Bond each February 1 and August 1.

         "ISSUE DATE" means, with respect to the Series 1995 Bonds, August 1, 1995.

         "ISSUER" means Tooele County, Utah.

         "ISSUER DOCUMENTS" means the Bond Resolution, the Loan Agreement, the Indenture, and the Proceeds Certificate.

         "LOAN AGREEMENT" means the Loan Agreement dated as of August 1, 1995, by and between the Company and the Issuer, as the same may from time to time be amended or supplemented in accordance with the terms thereof and hereof.

         "MAXIMUM RATE" means the maximum interest rate per annum permitted under Utah law to be borne by obligations similar to the Bonds.

         "OUTSTANDING", "BONDS OUTSTANDING" or "OUTSTANDING BONDS" means, as of any given date, all Bonds which have been duly authenticated and delivered under this Indenture, except:

                           (a) Bonds cancelled on or prior to such date or delivered to or acquired by the Trustee on or prior to such date for cancellation;

                           (b)      Bonds deemed to be paid in accordance with
                  Article VI of this Indenture; and

                           (c) Bonds in lieu of which other Bonds have been authenticated under Sections 204, 209, and 210 hereof.

         "PAYING AGENT" means the Trustee or any successor trustee thereof.

         "PERSON" means any natural person, firm, joint venture, association, partnership, business trust, corporation, public body, agency or political subdivision thereof or any other similar entity.

         "PRINCIPAL OFFICE" means, when used with respect to the Issuer, the Trustee, the Company and the Guarantor, each respective office of such Persons designated in Section 1203 hereof. The Principal Office of any such Person may be changed from time to time by delivering notice of such change to the Issuer, the Trustee, the Company, and the Guarantor.

         "PROCEEDS CERTIFICATE" means that certain Proceeds Certificate, dated the Issue Date, and executed by the Issuer and the Company, as amended from time to time.

         "PROJECT" means the Project described in Exhibit A to the Loan Agreement as the same may be amended from time to time in accordance with the provisions of the Loan Agreement, including any other project undertaken by the Company and financed through Additional Bonds issued under this Indenture.

         "PROJECT COSTS" OR "COSTS" means any cost of the Project or in respect of the Project now or hereafter permitted under the Act. Without limiting the generality of the foregoing, such costs may include: (i) amounts payable to contractors and suppliers (including fees for designing the Project where the designs are provided by the contractor or supplier); (ii) costs of labor, services, materials, supplies and equipment furnished by the Company (including shipping costs) plus the Company's standard overhead charge; (iii) architectural, engineering, legal and other professional fees, marketing costs and brokerage commissions; (iv) costs of funding a reserve to the extent permitted by the Code; (v) interest on the Bonds to the extent permitted by the Act; (vi) costs of financing including but not limited to bond discount, printing expense, mortgage taxes and recording fees, Issuer and Trustee fees accruing prior to completion of the Project, and legal and accounting fees.

         "QUALIFIED PROJECT COSTS" means the Project Costs, but only to the extent such costs were paid or incurred by the Company after February 28, 1995 and only to the extent that such costs are incurred for the acquisition, development, construction, equipping and furnishing, or improvement of land or property of a character subject to the allowance for depreciation provided in
Section 167 of the Code and are chargeable to the capital account of the Project or would be so chargeable either with a proper election by the Company or but for a proper election by the Company to deduct such costs, within the meaning of Treasury Regulation Section 1.103-8(a)(1), as the same may be amended or supplemented from time to time. "Qualified Project Costs" shall not include (i) working capital and inventory costs, (ii) costs of issuance, and (iii) interest following completion of construction of the Project. Interest during construction of the Project shall be allocated proportionately between Qualified Project Costs and other costs paid from Bond proceeds.

         "RATING SERVICE" means Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of New York, and its successors and assigns, provided that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Rating Service" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of the Company.

         "REBATABLE ARBITRAGE" shall mean, with respect to any Series of Bonds, the amount (determined as of each Rebate Calculation Date) of rebatable arbitrage payable to the United States at the times and in the amounts specified in Section 148(f)(3) of the Code and Section 1.148-1 and 1.148-2 of the Regulations.

         "REBATE CALCULATION DATE" means, with respect to each series of Bonds, the interest payment date next preceding the fifth anniversary of the issue date of such series of Bonds, each fifth anniversary of the initial Rebate Calculation Date for such series of Bonds, and the date of retirement of the last Bond of such series.

         "REBATE FUND" shall mean the fund established by Section 405 hereof.

         "RECORD DATE" means with respect to any Bond the fifteenth day of the month preceding an Interest Payment Date with respect to such Bond.

         "REGISTRAR" means the Trustee, when acting in accordance with Section 210 hereof.

         "REGULATIONS" and all references thereto shall mean and include applicable final, proposed and temporary United States Treasury Regulations promulgated with respect to Sections 103 and 141 through 150 of the Code, including all amendments thereto made hereafter.

         "REQUIRED REBATE DEPOSIT" means with respect to any series of Bonds an amount determinable as of each Rebate Calculation Date, which when added to amounts then on deposit in the Rebate Fund with respect to such series of Bonds, if any, equals the aggregate amount of Rebatable Arbitrage for such series of Bonds less the amount of Rebatable Arbitrage theretofore paid to the United States with respect to such series of Bonds, if any.

         "SERIES 1995 BONDS" means the Issuer's Hazardous Waste Disposal Revenue Bonds (Laidlaw Inc./USPCI Clive Project), Series 1995, authorized by the Issuer to be authenticated and delivered from time to time pursuant to the terms and conditions of this Indenture in an aggregate principal amount of $10,000,000.

         "SPECIAL RECORD DATE" means the date fixed by the Trustee pursuant to
Section 202 of this Indenture for the payment of Defaulted Interest (as such term is defined in Section 202 hereof).

         "STATE" means the State of Utah.

         "TRUST ESTATE" is defined in the Granting Clauses of this Indenture.

         "TRUSTEE" means West One Bank, Utah, Salt Lake City, Utah, and any successor trustee under this Indenture.

         SECTION 102. RULES OF CONSTRUCTION. Unless the context shall otherwise require,

                           (a) an accounting term not otherwise defined shall have the meaning assigned to it in accordance with generally accepted accounting principles as the same shall be in effect from time to time;

                           (b) references to Articles and Sections are to the Articles and Sections of this Indenture;

                           (c) words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders;

                           (d)      unless the context shall otherwise
                  indicate, words importing the singular number shall include the plural and vice versa; and

                           (e) headings of Articles and Sections herein and the
                  table of contents hereof are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof.

                                  ARTICLE II

                                  THE BONDS

         SECTION 201. AUTHORIZED AMOUNT OF BONDS. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. The total principal amount of Bonds which may be issued hereunder is hereby expressly limited (a) with respect to the Series 1995 Bonds authorized pursuant to Section 202 hereof, to $10,000,000 and (b) with respect to any Additional Bonds issued in accordance with Section 208 hereof, the amount permitted pursuant to the provisions of Section 208 hereof and specified in any supplemental indenture or supplemental indentures entered into pursuant to
Section 208 and Article X hereof.

         SECTION 202. ISSUANCE OF THE SERIES 1995 BONDS; CERTAIN TERMS. In order to finance a portion of the Project Costs there is hereby authorized to be issued by the Issuer a series of bonds which is hereby designated as the "Tooele County, Utah Hazardous Waste Disposal Revenue Bonds (Laidlaw Inc./USPCI Clive Project), Series 1995". The Series 1995 Bonds may be authenticated and delivered to the purchasers thereof at any time and from time to time as provided in
Section 207(b) hereof.

         The Series 1995 Bonds shall be issuable as fully registered bonds, without coupons, in any Authorized Denomination, in substantially the form described in Section 204 hereof. The Series 1995 Bonds shall be lettered "R" and shall be numbered consecutively from one (1) upward. The Series 1995 Bonds shall be dated the Issue Date, shall bear interest payable on each Interest Payment Date beginning February 1, 1996, and shall mature, subject to prior redemption as follows:

==================================================================================================================
                YEAR                            PRINCIPAL AMOUNT                        INTEREST RATE
------------------------------------------------------------------------------------------------------------------
           August 1, 2010                          $10,000,000                              6.75%
==================================================================================================================

         Each Bond authenticated prior to the first Interest Payment Date with respect to such Bond shall bear interest from the Issue Date thereof, as evidenced by the Certificate of Authentication on such Bond. Each Bond authenticated on or after the first Interest Payment Date with respect to such Bond shall bear interest from the Interest Payment Date next preceding the date of authentication thereof, unless the date of authentication shall be an Interest Payment Date to which interest on such Bond has been paid in full or duly provided for, in which case such Bond shall bear interest from the date of authentication thereof; provided that if, as shown by the records of the Trustee, interest on a Bond shall be in default, such Bond, or Bonds issued in exchange for or upon the registration of transfer thereof, shall bear interest from the date to which interest has been paid in full on the Bond or, if no interest has been paid on the Bond with respect to which interest is in default, the Issue Date.

         Interest on each Bond shall be payable on the Interest Payment Date applicable thereto to the Person who, on the close of business on the Record Date, is the registered holder thereof. Interest on any Bond shall be payable by check mailed on the Interest Payment Date to the registered holder of such Bond at the address of such registered holder set forth in the Bond Register.

         Interest on any Bond which is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the owner thereof on the relevant Record Date by virtue of having been such owner, and such Defaulted Interest shall be paid to the Person in whose name such Bond (or the respective predecessor Bond) is registered at the close of business on a Special Record Date to be established as hereinafter provided. The Trustee shall establish (a) the date on which the Defaulted Interest shall be paid, (b) the amount of Defaulted Interest payable on each Bond on such payment date and (c) a Special Record Date for the payment of such Defaulted Interest, which Special Record Date shall be not more than fifteen (15) nor less than ten (10) days prior to the payment date. Not less than ten (10) days prior to the Special Record Date the Trustee shall cause notice to be delivered to the Issuer, the Company, and each owner of Bonds as to which Defaulted Interest is payable, which notice shall specify the proposed payment date, the Special Record Date and, in the case of notice to the Company and the Issuer, the total amount of Defaulted Interest payable with respect to all Bonds payable on such proposed payment date, and in the case of notice to each Bondholder, the amount of Defaulted Interest payable with respect to each Bond held by such Bondholder. Such notice shall be mailed, first-class postage prepaid, to the address of each Bondholder appearing in the Register. Upon receipt of such notice, the Company shall, in accordance with the Loan Agreement, deposit with the Trustee, as appropriate, an amount of money equal to the aggregate amount of Defaulted Interest to be paid on the payment date, or shall make arrangements satisfactory to the Trustee, as appropriate, for such deposit prior to the proposed date of payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this paragraph. Notice having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name the Bond (or the respective predecessor Bond) is registered at the close of business on such Special Record Date.

         The principal of (including the principal component of the redemption price) and any applicable redemption premium on the Bonds are payable at the Principal Office of the Trustee only upon presentation and surrender thereof.

         All payments of principal of, premium, if any, and interest on the Bonds are payable in any coin or currency of the United States of America that is legal tender for the payment of public and private debts on the respective dates of payment thereof.

         SECTION 203.      INTEREST ON THE BONDS.

                           (a) Calculation of Interest. Interest on the Bonds shall be calculated on the basis of a 360-day year composed of twelve 30-day months.

                           (b) Maximum Rate. None of the Bonds shall bear interest at a rate per annum in excess of the Maximum Rate.

         SECTION 204. FORM OF BONDS AND TEMPORARY BONDS. The Bonds issued under this Indenture shall be in substantially the form set forth in Exhibit "A" hereto, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture or deemed necessary by the Trustee and the Issuer.

         Bonds of any series may be initially issued in temporary form exchangeable for definitive Bonds of the same series when ready for delivery. The temporary Bonds shall be in the form of registered Bonds without coupons in Authorized Denominations, substantially in the form of Exhibit "A" hereto, with such appropriate omissions, insertions and variations as may be required with respect to such temporary Bonds and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Issuer and be authenticated by the Trustee, upon the same conditions and in substantially the same manner as the definitive Bonds. If the Issuer issues temporary Bonds it will execute and furnish definitive Bonds without delay and thereupon the temporary Bonds shall be surrendered for cancellation in exchange therefor at the Principal Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds of the same series and maturity in Authorized Denominations. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.

         SECTION 205. EXECUTION; SPECIAL LIMITED OBLIGATION. The Bonds shall be executed on behalf of the Issuer with the manual or facsimile signature of the Chairman of the Governing Body and shall have impressed or imprinted thereon, by facsimile or otherwise, the official seal of the Issuer and shall be attested with the manual or facsimile signature of the Issuer's County Clerk. In case any officer of the Issuer whose signature or whose facsimile signature shall appear on the Bonds shall cease to be such officer before the delivery of such Bonds, such signature or facsimile signature shall nevertheless be valid and sufficient for all purposes, the same as if he had remained in office until delivery. The Bonds are special, limited obligations of the Issuer, payable by the Issuer solely from certain amounts received by the Issuer under, and secured by a pledge of certain rights of the Issuer under and pursuant to, the Loan Agreement, and, further, from the funds and accounts created hereunder (but not including the Rebate Fund created hereunder) and investment earnings thereon, all of which shall be used for no other purpose than to pay the principal of, premium, if any, and interest on the Bonds, except as may be otherwise expressly authorized in this Indenture. Neither the faith and credit nor the taxing power of the State of Utah or any political subdivision thereof is pledged to the payment of the principal of, premium, if any, or interest on the Bonds. The Bonds and the interest thereon do not constitute or give rise to a general obligation or liability of the Issuer or a charge against its general credit or taxing powers and the Bonds do not constitute a loan of the credit of the Issuer within the meaning of any constitutional restriction or statutory limitation of the State of Utah.

         SECTION 206. AUTHENTICATION. No Bond shall be valid or obligatory for any purpose or entitled to any security or benefit under this Indenture unless and until the Certificate of Authentication on such Bond in substantially the form set forth in Exhibit "A" hereto shall have been duly executed by the Trustee and such execution shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture and that the holder thereof is entitled to the benefits of the trust hereby created. The Trustee shall insert the authentication date on each Bond authenticated hereunder. The Certificate of Authentication on any Bond shall be deemed to have been executed by it if manually signed by an authorized officer or signatory of the Trustee, but it shall not be necessary that the same officer or signatory sign the Certificate of Authentication on all of the Bonds.

         SECTION 207.      DELIVERY OF THE SERIES 1995 BONDS.

                           (a) Following the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Trustee, and the Trustee shall authenticate, Series 1995 Bonds (in either temporary or definitive form), and shall deliver them to the purchasers thereof as directed by the Issuer as hereinafter in this Section provided.

                           (b) Prior to the delivery by the Trustee on the Issue Date of any of the Series 1995 Bonds, there shall be delivered to the Trustee:

                                    (i)   a copy, duly certified by the County
                           Clerk of the Issuer, of all resolutions adopted and approved by the Issuer authorizing the issuance and sale of the Series 1995 Bonds and the execution and delivery of the Loan Agreement, the Proceeds Certificate, this Indenture and a Bond Purchase Contract relating to the Series 1995 Bonds being delivered on such Issue Date;

                                    (ii)  a copy, duly certified by a Vice
                           President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, as appropriate, of the Company, of all resolutions adopted and approved by the Company authorizing the execution and delivery of the Loan Agreement, the Proceeds Certificate, and approving this Indenture and the issuance and sale of the Series 1995 Bonds and the terms thereof;

                                    (iii) an original executed counterpart of
                           this Indenture, the Loan Agreement, and the Proceeds Certificate;

                                    (iv)  a request and authorization to the
                           Trustee on behalf of the Issuer and signed by the Chairman of the Governing Body, to authenticate and deliver Series 1995 Bonds in the aggregate principal amount specified therein to the purchasers specified therein upon payment to the Trustee, but for the account of the Issuer, of the net proceeds from the sale of such Series 1995 Bonds;

                                    (v)   the items required to be delivered
                           prior to the issuance of such Series 1995 Bonds under the terms of the Bond Purchase Contract relating to such Series 1995 Bonds unless waived by the respective parties thereto;

                  (vi) a certificate, signed by a Vice President of the Company, with a copy to the Issuer, requesting the Trustee to cause Series 1995 Bonds in the amount specified in the request and authorization delivered pursuant to Clause (b)(v) of this Section to be authenticated and delivered, which certificate shall constitute conclusive evidence under Section 3.1 of the Loan Agreement of such request and approval;

                  (vii) the original executed Guaranty, and a certificate signed by a duly authorized officer of the Guarantor and an opinion of counsel to the Guarantor in form and substance satisfactory to the original purchaser of the Series 1995 Bonds; and

                  (viii) such other closing documents and opinions of counsel (including Bond Counsel) as the Trustee, the Issuer or Bond Counsel may reasonably specify.

         Section 208. Issuance of Additional Bonds. Additional Bonds (in addition to the Series 1995 Bonds) may be issued by the Issuer on a parity with the Series 1995 Bonds for any one or more of the following purposes: (a) to refund any series of Outstanding Bonds or portion thereof in a manner consistent with the provisions of Article VI hereof; (b) to obtain funds to loan to the Company to complete the Facility; (c) to obtain funds for any other purpose permitted under the Act; and (d) for any combination of the foregoing purposes.

         The principal amount of such Additional Bonds may include an amount sufficient to pay the costs and expenses of issuance as well as such capitalized amounts as are permitted by the Act. Such Additional Bonds shall be issued on a parity with the Series 1995 Bonds (subject, however, to the terms of Article VI hereof) notwithstanding the fact that no additional security (except the security provided by any supplements or amendments to the Loan Agreement) is made subject to the lien of this Indenture. The foregoing notwithstanding, the Trustee is authorized to accept additional security upon the issuance of any series of Additional Bonds with respect to such series of Additional Bonds, including but not limited to debt service reserve or similar funds, letters or lines of credit, guaranties, bond insurance policies or other forms of credit enhancement.

         Prior to the initial delivery of any Additional Bonds, there shall be filed with the Trustee, among other items, all of the following:

                         (a) a written statement by the Company approving (i)
              the issuance and delivery of such Additional Bonds and
              (ii) any other matters to be approved by the Company pursuant to the Loan Agreement and this Section 208;

                         (b) a copy, duly certified by the County Clerk of the
              Issuer, of a resolution adopted and approved by the Governing Body authorizing the execution and delivery of such supplements or amendments to this Indenture and to the Loan Agreement as may be necessary and authorizing the issuance of such Additional Bonds;

                                    (vi)   a certificate, signed by a Vice
                           President of the Company, with a copy to the Issuer, requesting the Trustee to cause Series 1995 Bonds in the amount specified in the request and authorization delivered pursuant to Clause (b)(v) of this Section to be authenticated and delivered, which certificate shall constitute conclusive evidence under Section
                           3.1 of the Loan Agreement of such request and approval;

                                    (vii)  the original executed Guaranty, and a
                           certificate signed by a duly authorized officer of the Guarantor and an opinion of counsel to the Guarantor in form and substance satisfactory to the original purchaser of the Series 1995 Bonds; and

                                    (viii) such other closing documents and
                           opinions of counsel (including Bond Counsel) as the Trustee, the Issuer or Bond Counsel may reasonably specify.

         SECTION 208. ISSUANCE OF ADDITIONAL BONDS. Additional Bonds (in addition to the Series 1995 Bonds) may be issued by the Issuer on a parity with the Series 1995 Bonds for any one or more of the following purposes: (a) to refund any series of Outstanding Bonds or portion thereof in a manner consistent with the provisions of Article VI hereof; (b) to obtain funds to loan to the Company to complete the Facility; (c) to obtain funds for any other purpose permitted under the Act; and (d) for any combination of the foregoing purposes.

         The principal amount of such Additional Bonds may include an amount sufficient to pay the costs and expenses of issuance as well as such capitalized amounts as are permitted by the Act. Such Additional Bonds shall be issued on a parity with the Series 1995 Bonds (subject, however, to the terms of Article VI hereof) notwithstanding the fact that no additional security (except the security provided by any supplements or amendments to the Loan Agreement) is made subject to the lien of this Indenture. The foregoing notwithstanding, the Trustee is authorized to accept additional security upon the issuance of any series of Additional Bonds with respect to such series of Additional Bonds, including but not limited to debt service reserve or similar funds, letters or lines of credit, guaranties, bond insurance policies or other forms of credit enhancement.

         Prior to the initial delivery of any Additional Bonds, there shall be filed with the Trustee, among other items, all of the following:

                           (a)      a written statement by the Company
                  approving (i) the issuance and delivery of such Additional Bonds and (ii) any other matters to be approved by the Company pursuant to the Loan Agreement and this Section 208;

                           (b) a copy, duly certified by the County Clerk of the Issuer, of a resolution adopted and approved by the Governing Body authorizing the execution and delivery of such supplements or amendments to this Indenture and to the Loan Agreement as may be necessary and authorizing the issuance of such Additional Bonds;

                           (c) a copy, duly certified by a Vice President, the
                  Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company, of the resolutions adopted and approved authorizing the execution and delivery of a supplement or amendment to the Loan Agreement and such other documents as may be required, and approving a supplement or amendment to this Indenture and the issuance and sale of such Additional Bonds;

                           (d) the original executed counterparts of the
                  supplements or amendments to this Indenture and the Loan Agreement providing, among other things, for payments to be made thereunder in amounts sufficient to cover payments of principal, premium and interest to be made on the Additional Bonds to be issued;

                           (e) a request and authorization to the Trustee,
                  signed by the Chairman of the Governing Body, to authenticate and deliver such Additional Bonds (specifically stating the principal amount to be issued and delivered to the purchasers therein identified) upon payment to the Trustee, but for the account of the Issuer, of a sum specified in such request and authorization plus accrued interest, if any, thereon to the date of delivery. The Trustee shall deposit the proceeds of such Additional Bonds in the funds and accounts hereunder as specified in the supplemental indenture relating to such Additional Bonds;

                           (f) any required supplement or amendment to the
                  Guaranty or an additional guaranty and related opinions and certificates; and

                           (g) such other closing documents and opinions
                  of counsel as the Issuer, the Trustee and Bond Counsel may reasonably specify.

         SECTION 209. MUTILATED, LOST, STOLEN OR DESTROYED BONDS. In the event any temporary or definitive Bond is mutilated, lost, stolen or destroyed, the Issuer may execute and the Trustee may authenticate a new Bond of like form, date, maturity and denomination as that mutilated, lost, stolen or destroyed and bearing a number not contemporaneously Outstanding; provided that, in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Issuer, and in the case of any lost, stolen or destroyed Bond, there shall be first furnished to the Issuer and the Trustee evidence of such loss, theft or destruction satisfactory to the Issuer and the Trustee, together with indemnity satisfactory to them. In the event any such Bond shall have matured or is about to mature or been called for redemption, instead of issuing a duplicate Bond the Issuer may pay the same without surrender thereof upon compliance with the foregoing. The Issuer and the Trustee may charge the holder or owner of such Bond with their reasonable fees and expenses in this connection.

         All duplicate Bonds issued and authenticated pursuant to this Section 209 shall constitute original, contractual obligations of the Issuer (whether or not, in the case of the first paragraph of this Section 209, lost or stolen Bonds be at any time found by anyone) and shall be entitled to equal and proportionate rights and benefits hereunder as all other Outstanding Bonds issued hereunder.

         All Bonds shall be owned upon the express condition that the foregoing provisions, to the extent permitted by law, are exclusive with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Bonds, and shall preclude any and all other rights or remedies.

         SECTION 210. BOND REGISTER; TRANSFER AND EXCHANGE OF BONDS; PERSONS TREATED AS OWNERS. The Issuer shall cause books for the registration and transfer of the Bonds to be kept by the Trustee which is hereby constituted and appointed the Registrar for purposes of this Indenture with respect to such Bonds. The Trustee shall keep in the Bond Register the name and address of each Bondholder, and the serial number of each Bond held by such Bondholder. This Indenture shall constitute a "system of registration" for all purposes of the Registered Public Obligations Act of the State. At reasonable times and under reasonable regulations established by the Trustee, such books may be inspected and copied by the Issuer, the Company, the Trustee, or the owners (or a designated representative thereof) of 15% or more in aggregate principal amount of the Bonds then Outstanding.

         Subject to the limitations contained in the next succeeding paragraph, upon surrender for registration of transfer of any Bond at the Principal Office of the Trustee, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and duly executed by, the Bondholder or such Bondholder's attorney duly authorized in writing and with such guarantee of signature as shall be satisfactory to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Bond or Bonds of the same series and of Authorized Denominations, which shall be identical to the Bond being exchanged with respect to interest rate and the stated maturity applicable to such Bond, and bearing numbers not contemporaneously outstanding. Subject to the limitations contained in the next succeeding paragraph, Bonds may be exchanged at such Principal Office of the Trustee upon surrender thereof together with an assignment duly executed by the registered owner thereof or such owner's attorney or legal representative in such form and with guarantee of signature as shall be satisfactory to the Trustee for an equal aggregate principal amount of Bonds of any Authorized Denomination as the Bonds surrendered for exchange, which Bonds shall be identical to the Bonds being exchanged with respect to series, interest rate and stated maturity, bearing numbers not contemporaneously outstanding. The execution by the Issuer of any Bond of any Authorized Denomination shall constitute full and due authorization of such Bond and the Trustee shall thereby be authorized to authenticate and deliver such registered Bond.

         The Registrar shall not be required to exchange or register the transfer of any Bond during the period commencing on the Record Date next preceding any Interest Payment Date for such Bond and ending at the close of business on the day next preceding such Interest Payment Date, nor to exchange or register the transfer of such Bond after the mailing of notice calling such Bond for redemption, nor during the period of fifteen days next preceding the mailing of such notice of redemption.

         No service charge shall be imposed on any Bondholder for any exchange or transfer of Bonds. The Issuer and the Trustee may, however, require payment by the person requesting an exchange or transfer of Bonds of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto, except in the case of the issuance of a Bond or Bonds for the unredeemed portion of a Bond surrendered for redemption in part unless there is a transfer in connection with such issuance.

         Bonds delivered upon any registration of transfer or exchange as provided herein shall be valid limited obligations of the Issuer, evidencing the same debt as the Bond surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Bond surrendered.

         The Issuer, the Trustee, and the Company may treat the registered owner of any Bond as the absolute owner thereof for all purposes, whether or not such Bond shall be overdue, and shall not be bound by any notice to the contrary. All payments of or on account of the principal of and premium, if any, and interest on any such Bond as herein provided shall be made only to or upon the written order of the registered owner thereof or such owner's legal representative, but such registration may be changed as herein provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

         SECTION 211.      BOOK ENTRY PROVISIONS.

                           (a) The Series 1995 Bonds shall be initially issued
                  in the form of a separate single certificated fully registered Series 1995 Bond for each of the maturities set forth in
                  Section 202 hereof. Upon initial issuance, the ownership of each Series 1995 Bond shall be registered in the registration books kept by the Bond Registrar in the name of Cede & Co. ("Cede"), as nominee of DTC. Except as provided in Section 210 hereof, all of the Outstanding Bonds shall be registered in the registration books kept by the Bond Registrar in the name of Cede, as nominee of DTC.

                           (b) With respect to Series 1995 Bonds registered in
                  the registration books kept by the Bond Registrar in the name of Cede, as nominee of DTC, the Issuer, the Trustee and the Paying Agent shall have no responsibility or obligation to any Participant or to any person on behalf of which a Participant holds an interest in the Series 1995 Bonds. Without limiting the immediately preceding sentence, the Issuer, the Paying Agent and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede or any Participant with respect to any ownership interest in the Series 1995 Bonds, (ii) the delivery to any Participant or any other person, other than a Registered Owner, as shown in the registration books kept by the Bond Registrar, of any notice with respect to the Series 1995 Bonds, including any notice of redemption, or (iii) the payment to any Participant or any other person, other than a Registered Owner, as shown in the registration books kept by the Trustee, of any amount with respect to principal of, premium, if any, or interest on the Series 1995 Bonds. The Issuer, the Paying Agent and the Trustee may treat and consider the person in whose name each Series 1995 Bond is registered in the registration books kept by the Trustee as the holder and absolute owner of such Series 1995 Bond for the purpose of payment of principal, premium and interest with respect to such Series 1995 Bond, for the purpose of giving notices of redemption and other matters with respect to such Series 1995 Bond, for the purpose of registering transfers with respect to such Series 1995 Bond, and for all other purposes whatsoever. The Paying Agent shall pay all principal of, premium, if any, the interest on the Series 1995 Bonds only to or upon the order of the respective Registered Owners, as shown in the registration books kept by the Trustee, or their respective attorneys duly authorized in writing, as provided in Section 202 hereof, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to payment of principal of, premium, if any, and interest on the Series 1995 Bonds to the extent of the sum or sums so paid. No person other than a Registered Owner, as shown in the registration books kept by the Trustee, shall receive a certificated Series 1995 Bond evidencing the obligation of the Issuer to make payments of principal, premium, if any, and interest pursuant to this Indenture. Upon delivery by DTC to the Bond Registrar of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede, and subject to the provisions herein with respect to record dates, the word "Cede" in this Indenture shall refer to such new nominee of DTC; and upon receipt of such a notice the Bond Registrar shall promptly deliver a copy of the same to the Trustee, if the Trustee is other than himself.

                           (c) The Representation Letter in substantially the
                  form attached hereto as Exhibit "B", with such changes, omissions, insertions and revisions as the Chairman shall approve, is hereby authorized and the Chairman shall execute and deliver such Representation Letter. The approval of the Chairman of any such changes, omissions, insertions and revisions shall be conclusively established by said Chairman's execution and delivery of the Representation Letter which shall not in any way limit the provisions of Section 211(b) hereof or in any other way impose upon the Issuer any obligation whatsoever with respect to persons having interests in the Series 1995 Bonds other than the Registered Owners, as shown on the registration books kept by the Bond Registrar. The Trustee shall take all action necessary for all representations of the Issuer in the Representation Letter with respect to the Paying Agent to at all times be complied with.

                           (d) (i) DTC may determine to discontinue providing
                  its services with respect to the Series 1995 Bonds at any time by giving notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law.

                               (i) The Issuer, in its sole discretion and
                           without the consent of any other person, may terminate the services of DTC with respect to the Series 1995 Bonds if the Issuer determines that:

                                          (A) DTC is unable to discharge its
                                    responsibilities with respect to the Series
                                    1995 Bonds, or

                                          (B) a continuation of the
                                    requirement that all of the Outstanding
                                    Bonds be registered in the registration
                                    books kept by the Bond Registrar in the name of Cede, or any other nominee of DTC, is not in the best interest of the beneficial owners of the Series 1995 Bonds.

                                    (ii)  Upon the termination of the services
                           of DTC with respect to the Series 1995 Bonds pursuant to subsection 211(d)(ii)(B) hereof, or upon the discontinuance or termination of the services of DTC with respect to the Series 1995 Bonds pursuant to subsection 211(d)(i) or subsection 211(d)(ii)(A) hereof after which no substitute securities depository willing to undertake the functions of DTC hereunder can be found which, in the opinion of the Issuer, is willing and able to undertake such functions upon reasonable and customary terms, the Issuer is obligated to deliver Bond Certificates at the expense of the beneficial owners of the Series 1995 Bonds, as described in this Indenture and the Series 1995 Bonds shall no longer be restricted to being registered in the registration books kept by the Bond Registrar in the name of Cede as nominee of DTC, but may be registered in whatever name or names Registered Owners transferring or exchanging Series 1995 Bonds shall designate, in accordance with the provisions of this Indenture.

                           (e) Notwithstanding any other provision of this Indenture to the contrary, so long as any Series 1995 Bond is registered in the name of Cede, as nominee of DTC, all payments with respect to principal of, premium, if any, and interest on such Series 1995 Bond and all notices with respect to such Series 1995 Bond shall be made and given, respectively, in the manner provided in the Representation Letter.

         SECTION 212. CANCELLATION. Upon payment of the principal of, premium, if any, and interest on any Bond, or replacement of any Bond pursuant to Section 209 hereof or transfer or exchange pursuant to Section 210 hereof, any such Bond shall be cancelled and destroyed by the Trustee. The Issuer or the Company may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer or the Company may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled and destroyed by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section, except as expressly permitted by this Indenture. Counterparts of a certificate of destruction evidencing the destruction and disposal of any Bond pursuant to this Section 212 shall be furnished by the Trustee to the Company and the Issuer.

                                 ARTICLE III

                             REDEMPTION OF BONDS

         SECTION 301. OPTIONAL REDEMPTION OF SERIES 1995 BONDS. The Series 1995 Bonds are subject to optional redemption prior to maturity by the Trustee at the direction of the Company, in whole at any time or in part on any Interest Payment Date, in inverse order of maturity and by lot within each maturity at any time on or after August 1, 2005, at a redemption price expressed as a percentage of principal amount of Series 1995 Bonds to be redeemed set forth in the table below, together with accrued interest to the Redemption Date:

              Redemption Date                                                             Redemption Price
              ---------------                                                             ----------------
August 1, 2005 to July 31, 2006                                                                102%
August 1, 2006 to July 31, 2007                                                                101%
August 1, 2007 and thereafter                                                                  100%

         SECTION 302. EXTRAORDINARY OPTIONAL REDEMPTION. The Series 1995 Bonds shall be subject to extraordinary optional redemption prior to maturity by the Trustee, at the direction of the Company, in whole or in part, on any date at a redemption price equal to the principal amount of the Series 1995 Bonds to be redeemed plus accrued interest to the redemption date, within 365 days following the occurrence of any one of the following events (or, in the case of (a) and (b) below, at the option of the Company, within sixty (60) days following the receipt of any proceeds relating to such event):

                      (a) The Facility or a substantial portion thereof shall
                  have been damaged or destroyed by fire or other casualty (i) to such extent that, in the opinion of the Company expressed in a certificate signed by an Authorized Company Representative and filed with the Issuer and the Trustee, within a period of twelve consecutive months following such damage or destruction it is not practicable or desirable to rebuild, repair or restore the Facility, or (ii) to such extent that, in the opinion of the Company expressed in a certificate signed by an Authorized Company Representative and filed with the Issuer and the Trustee, the Facility is or will be prevented thereby from operating normally for a period of twelve (12) consecutive months.

                      (b) Title to, or the temporary use of, all or
                  substantially all the Facility shall have been taken under the exercise of the power of eminent domain (including such a taking or takings which results or is likely to result, in the opinion of the Company expressed in a certificate signed by an Authorized Company Representative and filed with the Issuer and the Trustee, in normal operations at the Facility being interrupted for a period of twelve (12) consecutive months or results or is likely to result in rendering the Facility, in the opinion of the Company expressed in a certificate signed by an Authorized Company Representative and filed with the Issuer and the Trustee, unsuitable for use).

                           (c) As a result of any changes in the Constitution of
                  the State of Utah or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Loan Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in the Loan Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Issuer or the Company, including without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement or changes since the date of initial issuance of the Bonds in regulatory requirements, technology or the economic availability of raw materials, operating supplies, equipment or waste requiring treatment and disposal, which condition cannot reasonably be expected to improve materially within a period of twelve (12) consecutive months and causes the Company to determine that the Facility should not be completed or that operation of the Facility should be discontinued.

         SECTION 303. SPECIAL MANDATORY REDEMPTION. The Series 1995 Bonds are also subject to special mandatory redemption in whole by the Issuer on any date prior to maturity at a redemption price of 100% of the principal amount thereof together with accrued interest to the date of redemption, upon the occurrence of a Determination of Taxability, as soon as practicable, but in no event later than thirty (30) days after the occurrence of such Determination of Taxability. Upon being notified of a Determination of Taxability, the Trustee shall give immediate notice of redemption to the Company, to the Guarantor and to the Registered Owners as provided in Section 304 herein.

         "Determination of Taxability" shall mean a determination that the interest income on any Series 1995 Bond does not qualify as being excludable from the gross income of the Registered Owner thereof ("exempt interest") for any reason other than that such Registered Owner is a "substantial user" of the Facility or a "related person" as such terms are defined in Section 103(b)(6) of the Internal Revenue Code of 1954, which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:

                                    (i)   the date on which the Company
                           determines that the interest income on any of the Series 1995 Bonds does not qualify as exempt interest; or

                                    (ii)  the date on which any change in law or
                           regulation becomes effective or on which the Internal Revenue Service has issued any private ruling, technical advice or any other written communication to the effect that the interest income on any of the Series 1995 Bonds does not qualify as exempt interest; or

                                    (iii) the date on which the Company shall
                           receive notice from the Trustee in writing that the Trustee has been advised in writing by any Registered Owner of any Series 1995

                           Bond that the Internal Revenue Service has issued a thirty-day letter or other notice which asserts that the interest on such Series 1995 Bond does not qualify as exempt interest; or

                                    (iv) the date on which the Trustee receives
                           written notice that the Company or the Issuer has taken any action inconsistent with, or has failed to act consistently with, the tax exempt status of interest on the Series 1995 Bonds;

                           provided that no Determination of Taxability shall be deemed to have occurred as a result of a determination by the Company pursuant to Clause (i),
                           (ii) or (iv) above unless such determination is supported by a written opinion of nationally recognized bond counsel satisfactory to the Trustee that the interest income on the Series 1995 Bonds does not constitute exempt interest. If, however, in the opinion of nationally recognized bond counsel acceptable to the Trustee, redemption of less than all of the Series 1995 Bonds will preserve the exclusion from gross income of the Registered Owners thereof of interest on the remaining Series 1995 Bonds, then only such amount need be redeemed, the particular Series 1995 Bonds to be redeemed to be selected by lot by the Trustee in such manner as the Trustee in its discretion shall determine or otherwise as specified in such final determination or opinion. Such determination shall be referred to herein as a "Determination of Taxability" and the event giving rise to such Determination shall be referred to herein as an "Event of Taxability". The Trustee shall receive and coordinate notices from Registered Owners of the Series 1995 Bonds in connection with such determination and forward such notices to the Company.

         SECTION 304. NOTICE OF REDEMPTION. Notice of redemption shall be given by the Trustee, by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each owner of Bonds to be redeemed, at his address appearing in the Bond Register; provided, however, that in the event of a redemption pursuant to Section 303 hereof, the Trustee shall not later than 2:00 p.m. (Trustee's local time) on the first Business Day following the Determination of Taxability (a) use its best reasonable efforts to notify the Company, the Guarantor and the Issuer thereof by telephone, telex or telecopier, and (b) send written notice thereof to the Company, the Guarantor and the Issuer by personal delivery or by Federal Express or other similar express mail service guaranteed for next-day delivery. Failure to give such notice by mailing, or any defect therein, shall not affect the validity of the proceedings for the redemption of any Bond or portion thereof with respect to which no such failure has occurred. In addition, notice of redemption shall be sent by first-class mail, postage prepaid, or by overnight delivery service, not less than 35 days prior to the redemption date, (1) to at least two or more information services of national recognition that disseminate redemption information with respect to municipal bonds and (2) to any securities depository registered as such pursuant to the Securities Exchange Act of 1934, as amended, in whose name Bonds to be redeemed have been registered as nominee; provided, however, that no defect in or failure to give the notice described in this sentence shall in any manner defeat the effectiveness of a call for redemption with respect to Bonds for which notice was properly given as described in the preceding sentence.

         All notices of redemption shall state:

                           (a) the redemption date,

                           (b) the redemption price,

                           (c) the identification of the Bonds to be redeemed,
                  including complete designation and issue date of the series of Bonds of which such Bonds are a part and the CUSIP number (and in the case of partial redemption, the certificate numbers of the Bonds to be redeemed and the respective principal amounts thereof), interest rates and maturity dates of such Bonds, and any other descriptive information which may be necessary to identify accurately the Bonds to be redeemed,

                           (d) that on the redemption date the redemption price
                  will become due and payable upon each such Bond, and that interest thereon shall cease to accrue from and after said date, and

                           (e) the name and address of the Trustee including the
                  name and telephone number of a contact person and the place where such Bonds are to be surrendered for payment of the redemption price.

         If at the time of mailing of notice of an optional redemption there shall not have been deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, which moneys are or will be available for redemption of Bonds, such notice will state that it is conditional, that is, subject to the deposit of the redemption moneys with the Trustee not later than the close of business of the fifth day prior to the Redemption Date, and such notice shall be of no effect unless such moneys are so deposited.

         SECTION 305. BONDS PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Bonds so to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified and from and after such date (unless the Issuer shall default in the payment of the redemption price) such Bonds shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with said notice, the redemption price of such Bond shall be paid by the Trustee. If any Bond called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the rate last borne by the Bond.

         SECTION 306. BONDS REDEEMED IN PART. Any Bond which is to be redeemed in part only shall be surrendered at the place of payment, duly endorsed by the owner of such Bond, or accompanied by a written instrument of transfer in form satisfactory to the Trustee, as appropriate, duly executed by the owner thereof or his attorney duly authorized in writing and, upon such surrender, the Issuer shall execute and the Trustee shall authenticate and deliver to the owner of such Bond without service charge, a new Bond or Bonds in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered which Bond or Bonds shall be in any Authorized Denominations and shall be identical to the Bond being purchased or redeemed with respect to stated maturity and interest rate, and bearing numbers not contemporaneously outstanding.

         SECTION 307. ELECTION TO REDEEM; NOTICE TO TRUSTEE AND ISSUER. The election of the Company to redeem any Bonds shall be evidenced by a written notice, signed by an Authorized Company Representative, given to the Trustee and the Issuer not less than 45 days (unless a shorter notice shall be satisfactory to the Trustee and the Issuer) and not more than 90 days prior to the redemption date specified by the Company therein, which notice shall specify the Section of this Indenture pursuant to which the Bonds are being redeemed, the redemption date, and the aggregate principal amount of Bonds to be redeemed.

         SECTION 308. SELECTION OF BONDS TO BE REDEEMED. If less than all the Bonds are to be redeemed, the particular Bonds or portion thereof to be redeemed shall be selected prior to the redemption date by the Trustee, by lot by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Bonds of a denomination larger than the minimum Authorized Denomination. The unredeemed portion of a Bond selected for partial redemption must be equal to an Authorized Denomination.

         SECTION 309. DEPOSIT OF REDEMPTION PRICE. Pursuant to Section 4.1(b)(iii) of the Loan Agreement, the Company is required, prior to any redemption date, to deposit with the Trustee an amount of money in immediately available funds sufficient to pay the redemption price of all the Bonds which are to be redeemed on such date.

                                  ARTICLE IV

                              FUNDS AND ACCOUNTS

         SECTION 401. ESTABLISHMENT OF FUNDS AND ACCOUNTS. There are hereby created by the Issuer and ordered established with the Trustee the following irrevocable trust funds and accounts:

                           (a) A separate Bond Fund, to be designated "Tooele
                  County, Utah Hazardous Waste Disposal Revenue Bonds (Laidlaw Inc./USPCI Clive Project) Series 1995 Bond Fund", shall be used for the purposes and shall be administered in the manner set forth in Section 403 hereof; and

                           (b) A separate Construction Fund to be designated
                  "Tooele County, Utah Hazardous Waste Disposal Revenue Bonds (Laidlaw Inc./USPCI Clive Project) Series 1995 Construction Fund", and within the Construction Fund separate accounts relating to the series of Bonds authenticated and delivered on each Issue Date. Each of such accounts shall be designated by the Trustee as the Trustee deems appropriate and shall be administered in the manner set forth in Section 404 hereof.

         The Trustee may establish such other funds and accounts as it may deem necessary and appropriate to carry out the trusts hereby created.

         SECTION 402.      DISPOSITION OF PROCEEDS OF SALE OF SERIES 1995
BONDS. The proceeds of the sale of the Series 1995 Bonds to be received by the Issuer on the Issue Date in the amount of $9,883,545 (representing the aggregate principal amount of the Series 1995 Bonds, less an underwriter's discount of $88,305 and an original issue discount of $46,900, plus accrued interest from the Issue Date to the date of delivery of the Series 1995 Bonds of $18,750) shall be deposited by the Trustee as follows:

                           (a) into the Bond Fund, the amount of $18,750
                  representing accrued interest on the Series 1995 Bonds, and

                           (b) into the Construction Fund, the remaining
                  balance to be disbursed in accordance with Section 404 herein.

         SECTION 403. BOND FUND. There shall be deposited into the Bond Fund as and when received all payments made by the Company pursuant to the Loan Agreement with respect to the principal of, premium, if any, and interest on the Bonds, including the redemption price of Bonds to be redeemed, and any other moneys required by this Indenture or the Loan Agreement to be deposited into the Bond Fund.

         Except as may otherwise be required by the Proceeds Certificate or
Section 405 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal of and premium, if any, on the Bonds as the same becomes due and payable (whether at stated maturity, upon redemption or upon acceleration), and to pay interest on the Bonds when due, all as provided in this Indenture.

         Upon delivery by the Company of a Completion Certificate pursuant to
Section 3.4 of the Loan Agreement, there shall be transferred from the Construction Fund to a segregated account of the Bond Fund certain amounts on deposit in the Construction Fund, as described in Section 404 hereof, which amounts shall be used in the manner described in Section 3.4 of the Loan Agreement. The Trustee is hereby authorized and directed to use the moneys transferred to the Bond Fund as described in this paragraph for the purposes set forth in Section 3.4 of the Loan Agreement.

         After the right, title and interest of the Trustee in and to the Trust Estate and all covenants and agreements and other obligations of the Issuer to the owners of the Bonds shall have ceased, terminated and become void and shall have been satisfied and discharged in accordance with Article VI hereof, and the fees, expenses and other amounts payable to the Trustee and the Issuer, pursuant to any provisions hereof shall have been paid in full, any moneys remaining in the Bond Fund shall be paid to the Company upon a written request therefor signed by an Authorized Company Representative.

         SECTION 404. CONSTRUCTION FUND. There shall be deposited into the Construction Fund the amounts specified in Section 402 hereof from the proceeds to be received from time to time of the sale of the Series 1995 Bonds.

         Moneys in the Construction Fund shall be expended in accordance with the applicable provisions of the Loan Agreement to pay Project Costs at any time with respect to which no Event of Default has occurred and is continuing, upon receipt by the Trustee of a written requisition signed by an Authorized Company Representative, stating the name and address of the person to whom payment is to be made and the amount to be paid and certifying that (a) none of the payments for which the payment or reimbursement is proposed to be made has formed the basis for any payment or reimbursement theretofore made from the Construction Fund, (b) each item for which payment or reimbursement is proposed to be made is or was necessary in connection with Construction of the Project, (c) all of the proceeds of the Bonds (to and including such disbursement) have been or are being used to provide for Project Costs and (d) such payment or reimbursement is in accordance with all applicable provisions of the Loan Agreement. In making any such payment, the Trustee may conclusively rely upon such written requisition and the Trustee shall be relieved of all liability with respect to making such payment in accordance with such written requisition. The Trustee shall keep and maintain adequate records pertaining to the Construction Fund and all disbursements therefrom. Notwithstanding the foregoing the Trustee is directed to pay an amount not greater than $199,062 from the Construction Fund for costs of issuance of the Series 1995 Bonds upon receipt of a closing statement signed by an Authorized Company Representative.

         In addition to the foregoing, there shall be withdrawn from the Construction Fund (a) any moneys remaining on deposit in the Construction Fund upon the delivery of a Completion Certificate pursuant to Section 3.4 of the Loan Agreement (other than amounts to be retained by the Trustee in the Construction Fund at the direction of the Company to pay Project Costs not then due and payable or amounts with respect to which the liability for payment is in dispute), to be deposited into a segregated account of the Bond Fund, and (b) any moneys remaining on deposit in the Construction Fund upon the prepayment of all installments payable pursuant to Article VIII of the Loan

Agreement, to be deposited into the Bond Fund. There shall also be transferred to the Bond Fund from the Construction Fund any moneys remaining on deposit in the Construction Fund at such time as the principal of all Outstanding Bonds shall have become due and payable in accordance with the provisions of Section 7.3(a) of the Loan Agreement.

         SECTION 405.      REBATE FUND.

                           (a) There is hereby created and established with the
                  Trustee a trust fund to be designated "Tooele County, Utah Hazardous Waste Disposal Revenue Rebate Fund". The Rebate Fund is not pledged and does not secure the Registered Owners of the Bonds. The Company shall on each applicable Rebate Calculation Date determine or cause to be determined, the amount of Rebatable Arbitrage and the corresponding Required Rebate Deposit with respect to the Bonds of each Series to be deposited into the Rebate Fund and shall give written notice to the Trustee of such determination. The Trustee shall retain records of all such determinations until six years after the requirement of the last Bond. In addition, the Company shall deposit into the Rebate Fund the Required Rebate Deposit, if any, within 30 days after each Rebate Calculation Date. Upon written direction of the Company, the Trustee shall withdraw from the Rebate Fund and pay over to the United States
                  Government: (1) not less frequently than once each five years commencing no later than 30 days after each Rebate Calculation Date, and upon each fifth anniversary of the first such payment date, an amount equal to 90% of the net aggregate amount of Rebatable Arbitrage less the amount, if any, of Rebatable Arbitrage theretofore paid to the United States, and
                  (2) not later than 30 days after the retirement of the last Bond of such series 100% of the aggregate amount of Rebatable Arbitrage with respect to such series of Bonds.

                           (b) Withdrawals from the Rebate Fund may be made to
                  the extent the Company determines with the written approval of the Trustee that amounts on deposit in such fund exceed amounts required to be on deposit therein pursuant to this
                  Section 405. All such withdrawals shall be transferred to the Bond Fund.

                           (c) The provisions of this Section 405 may be amended
                  or deleted from this Indenture upon receipt by the Issuer and the Trustee of an opinion of nationally recognized bond counsel that such amendment or deletion will not adversely affect the exclusion of the interest on the Bonds from gross income for purposes of federal income taxation. Any moneys on deposit in the Rebate Fund may be applied by the Trustee as permitted in such opinion.

                           (d) The Trustee shall at least 60 days prior to each
                  Rebate Calculation Date notify the Company and the Issuer of the requirements of this Section. By agreeing to give this notice, the Trustee assumes no responsibility whatsoever for compliance by the Company with the requirements of Section 148 of the Code or any successor.

                  Notwithstanding any other provision of the Indenture, any failure of the Trustee to give any such notice, for any reason whatsoever, shall not cause the Trustee to be responsible for any failure of the Company to comply with the requirements of said Section 148 or any successor thereof.

                                  ARTICLE V

                             INVESTMENT OF MONEYS

         Any moneys held pursuant to this Indenture as part of the Construction Fund, the Bond Fund (other than moneys for the payment of Bonds which shall have become payable at maturity, upon redemption or otherwise, or for the payment of interest thereon which has become due) and the Rebate Fund shall be invested and reinvested by the Trustee in Eligible Securities upon the written order of the Company signed by an Authorized Company Representative, provided, however, that all investments shall be made by the Trustee in compliance with the applicable provisions of the Proceeds Certificate. The Trustee shall be entitled to rely on each such written order and shall incur no liability for making any such investment so designated or for any loss incurred in selling such investment. The Trustee may make any and all such investments through or from its own bond department, provided that such investments are on fair and reasonable terms no less favorable than would be obtained in a comparable arm's-length transaction.

         Any investments pursuant to this Article V shall be held by or under the control of the Trustee and shall be deemed at all times a part of the fund, account or subaccount for which they were made, but the Trustee shall have no liability with respect to any investment made pursuant to any such written order. The interest accruing thereon and any profit realized from such investments shall be credited, and any loss resulting from such investment shall be charged, to such fund, account or subaccount. The Trustee shall sell and reduce to cash a sufficient amount of such investments (a) of the Construction Fund whenever the cash balance in the Construction Fund is insufficient to pay a written requisition when presented, (b) of the Bond Fund whenever the cash balance in the Bond Fund is insufficient to pay the principal of or premium, if any, or interest on the Bonds when due, and (c) of the Rebate Fund as necessary for the purposes thereof.

                                  ARTICLE VI

                        SATISFACTION OF THE INDENTURE

         SECTION 601. DISCHARGE OF INDENTURE. If the Issuer shall pay or cause to be paid, or there shall be otherwise paid or deemed paid or provision for payment made to or for the owners of the Bonds the principal, premium, if any, and interest due or to become due thereon at the times and in the manner stipulated therein and in this Indenture, and if the Issuer shall not then be in default in any of the other covenants and promises in the Bonds and in this Indenture expressed to be kept, performed and observed by it or on its part, and shall pay or cause to be paid to the Trustee all sums of money due or to become due according to the provisions hereof, then these presents and the estate and rights hereby granted shall cease, determine and be void, whereupon the Trustee shall cancel and discharge the lien of this Indenture and execute and deliver to the Issuer such instruments in writing as shall be requisite to cancel and discharge the lien of this Indenture, and reconvey, release, assign and deliver unto the Issuer any and all estate, right, title and interest in and to any and all property conveyed, assigned or pledged to the Trustee or otherwise subject to this Indenture, except amounts in the Rebate Fund and amounts in the Bond Fund required to be paid to the Company pursuant to any express provisions to that effect contained herein and moneys or securities held by the Trustee for the payment of the principal of, and premium, if any, and interest on, the Bonds.

         SECTION 602. BONDS DEEMED PAID. Any Bond shall be deemed to have been paid if:

                           (a) in case said Bond is to be redeemed on any date
                  prior to its stated maturity, the Company shall have given to the Trustee in form satisfactory to the Trustee, irrevocable instructions to give notice of redemption of such Bond on said redemption date;

                           (b) payment of the principal of and premium, if any,
                  on such Bond, plus interest thereon to the due date thereof (whether such due date be by reason of maturity or upon redemption as provided in this Indenture, or otherwise), either (i) shall have been made or caused to be made in accordance with the terms thereof, or (ii) shall have been provided for by depositing with the Trustee, in trust and irrevocably set aside exclusively for such payment, (1) moneys sufficient to make such payment or (2) Government Obligations maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys to make such payment (provided that such deposit will not affect the excludability of interest on any of the Bonds from the gross income of the owners thereof for federal income tax purposes or cause any of the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code), and all necessary and proper fees, compensation and expenses of the Issuer and the Trustee, pertaining to the Bond with respect to which such deposit is made and all other liabilities of the Company under the Loan Agreement pertaining to such Bond shall have been paid or the payment thereof provided for; and

                         (c) in the event said Bond is not by its terms
                  subject to redemption within 60 days following the proposed date of deposit, the Company shall have given the Trustee in form satisfactory to it irrevocable instructions to give a notice to the holders of such Bonds that the deposit required by clause (b) above has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Section and stating such date upon which moneys are to be available for payment of the principal of, premium, if any, and interest on said Bonds.

         The Issuer or the Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered, which the Issuer or the Company may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

                                 ARTICLE VII

                              GENERAL COVENANTS

         SECTION 701. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST; NO GENERAL OBLIGATION. The Issuer covenants that it will promptly pay or cause to be paid the principal of, premium, if any, and interest on every Bond issued under this Indenture at the place or places, on the dates and in the manner provided herein and in the Bonds, provided that such principal, premium, if any, and interest are payable by the Issuer solely from the Trust Estate, and nothing in the Bonds or this Indenture shall be considered as assigning or pledging any other funds or assets of the Issuer other than the Trust Estate.

         Each and every covenant made herein by the Issuer is predicated upon the condition that the Issuer shall not in any event be liable from any property or source other than the Trust Estate for the payment of the principal of, premium, if any, or interest on the Bonds, or the payment of any amounts payable under the Loan Agreement, or the performance of any pledge, obligation or agreement created by or arising under this Indenture, the Bonds or the Loan Agreement; and, further, that neither the Bonds nor any such obligation or agreement of the Issuer shall be construed to constitute an indebtedness of the Issuer within the meaning of any constitutional or statutory provision whatsoever, or a pecuniary liability of the Issuer or a charge against its general credit or taxing power.

         SECTION 702. PERFORMANCE OF COVENANTS; LEGAL AUTHORIZATION. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all proceedings of the Governing Body pertaining thereto. The Issuer represents that it is duly authorized under the Constitution and laws of the State to issue the Bonds authorized hereby, to execute this Indenture, to assign the Loan Agreement and to pledge and assign the Trust Estate pledged to the payment of the Bonds and payments thereon in the manner and to the extent herein set forth; that all action on its part for the issuance of the Series 1995 Bonds and the execution and delivery of this Indenture has been duly and effectively taken (or, if Additional Bonds are issued pursuant to Section 208 hereof, will be duly taken as provided therein); and that the Bonds in the hands of the owners thereof as shown on the Bond Register are and will be valid and enforceable obligations of the Issuer according to the import thereof.

         SECTION 703. FURTHER ASSURANCES. Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee or the Bondholders may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be required to carry out the purposes of this Indenture. The Issuer shall be entitled to reimbursement from the Company for any action taken pursuant to this Section 703.

         SECTION 704. IMMUNITIES AND LIMITATIONS OF RESPONSIBILITY OF ISSUER. The Issuer shall be entitled to the advice of counsel (who, except as otherwise provided, may be counsel for any Bondholder), and the Issuer shall be wholly protected as to action taken or omitted in good faith in reliance on such advice. The Issuer may rely conclusively on any communication or other document furnished to it hereunder and reasonably believed by it to be genuine. The Issuer shall not be liable for any action (a) taken by it in good faith and reasonably believed by it to be within its discretion or powers hereunder, or (b) in good faith omitted to be taken by it because such action was reasonably believed to be beyond its discretion or powers hereunder, or (c) taken by it pursuant to any direction or instruction by which it is governed hereunder, or (d) omitted to be taken by it by reason of the lack of any direction or instruction required hereby for such action; nor shall it be responsible for the consequences of any error of judgment reasonably made by it. The Issuer shall in no event be liable for the application or misapplication of funds or for other acts or defaults by any person, except its own officers and employees. When any payment or consent or other action by it is called for hereby, it may defer such action pending receipt of such evidence (if any) as it may reasonably require in support thereof. The Issuer shall not be required to take any remedial action (other than the giving of notice) unless reasonable indemnity is furnished for any expense or liability to be incurred thereby, other than liability for failure to meet the standards set forth in this Section. As provided herein and in the Loan Agreement, the Issuer shall be entitled to reimbursement for its expenses reasonably incurred or advances reasonably made, with interest at the rate borne by the Bonds, in the exercise of its rights or the performance of its obligations hereunder, to the extent that it acts without previously obtaining indemnity. No permissive right or power to act which it may have shall be construed as a requirement to act, and no delay in the exercise of a right or power shall affect its subsequent exercise of that right or power.

         SECTION 705. RECORDING AND FILING. The Issuer covenants that, solely from additional amounts payable as provided in Section 4.3 of the Loan Agreement, it will, if necessary, cause this Indenture and all supplements hereto and the Loan Agreement and all supplements thereto, and all related financing statements, to be kept, recorded and filed in such manner and in such places as may be required by law in order to preserve and protect fully the security of the Bondholders and the rights of the Trustee hereunder.

         SECTION 706. BOOKS AND RECORDS. The Issuer covenants that so long as any Bonds are Outstanding and unpaid, it will keep, or cause to be kept, proper books of record and account, relating to its financial dealings under this Indenture and the Loan Agreement. Such books shall at all times be open for any lawful purpose to the inspection of such accountants or other agents as the Trustee may from time to time designate.

         SECTION 707. DEFENSE OF ISSUER'S RIGHTS. The Issuer agrees that the Trustee may defend the Issuer's rights to the payments and other amounts due under the Loan Agreement, for the benefit of the Bondholders, against the claims and demands of all persons whomsoever. The Issuer covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging, assigning and confirming to the Trustee all and singular the rights assigned hereby and the amounts pledged hereby to the payment of the principal of, premium, if any, and interest on the Bonds. The Issuer covenants and agrees that, except as herein and in the Loan

Agreement provided, it will not sell, convey, assign, pledge, encumber or otherwise dispose of any part of the Trust Estate.

         SECTION 708. ARBITRAGE; COMPLIANCE WITH PROCEEDS CERTIFICATE. The Issuer covenants and agrees that it will not take any action or fail to take any action with respect to the investment of the proceeds of any Bonds issued under this Indenture or with respect to the payments derived from the Loan Agreement, which would result in constituting the Bonds "arbitrage bonds" within the meaning of such term as used in Section 148(a) of the Code. The Issuer further covenants and agrees that it will comply with and take all actions required by the Proceeds Certificate.

         SECTION 709. CONTINUING DISCLOSURE. Pursuant to Section 5.7 of the Loan Agreement, the Company has undertaken all responsibility for compliance with continuing disclosure requirements, and the Issuer shall have no liability to the Holders of the Series 1995 Bonds or any other person with respect to such disclosure matters. The Trustee hereby covenants and agrees that it will comply with and carry out all of the provisions of the Continuing Disclosure Agreement and Section 5.7 of the Loan Agreement. Notwithstanding any other provision of this Indenture, failure of the Company or the Trustee to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default; however, the Trustee may (and, at the request of BA Securities, Inc. or the Holders of at least 25% aggregate principal amount of Outstanding Series 1995 Bonds, shall) or any Bondholder may take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Company to comply with its obligations under Section 5.7 of the Loan Agreement or to cause the Trustee to comply with its obligations under this
Section 709.

                                 ARTICLE VIII

                              EVENTS OF DEFAULT

         SECTION 801. EVENTS OF DEFAULT. An "Event of Default," as used herein, shall mean any of the following events, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

                           (a) failure to pay any installment of interest
                  payable on any of the Bonds when the same shall become due and payable; or

                           (b) failure to pay the principal of or the premium,
                  if any, on any of the Bonds when the same shall become due and payable, whether at the stated maturity thereof, by proceedings for redemption, upon acceleration or otherwise; or

                           (c) failure by the Issuer or the Company to duly
                  observe or perform any covenant or agreement (other than a covenant or agreement whose performance or observance is elsewhere in this Section 801 specifically dealt with) on the part of the Issuer or the Company, respectively, contained in this Indenture or the Loan Agreement, for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer and the Company by the Trustee, or to the Issuer, the Company and the Trustee by the owners of at least twenty-five percent (25%) in aggregate principal amount of Bonds then Outstanding; provided that if such default can be cured by the Issuer or the Company but cannot be cured within the 30-day curative period described above, it shall not constitute an Event of Default if corrective action is instituted by the Issuer or the Company within such 30-day period and such action is diligently pursued until the default is corrected; or

                           (d) a decree or order by a court having jurisdiction
                  in the premises shall have been entered adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or arrangement of the Company under the federal Bankruptcy Code or any other similar applicable federal or state law, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or trustee or assignee in bankruptcy or insolvency of the Company or of the Company's property, or for the winding up or liquidation of the Company's affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 90 days; or

                           (e) the Company shall institute proceedings to be
                  adjudicated a voluntary bankrupt, or shall consent to the institution of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or arrangement under the federal Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the appointment of a receiver or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Company in furtherance of any of the aforesaid purposes;

                      (f) the occurrence of an "Event of Default" under the Loan Agreement or the Guaranty; or

                      (g) the occurrence of an Act of Bankruptcy of Guarantor.

         SECTION 802. ACCELERATION. Upon the occurrence and continuation of an Event of Default the Trustee may, and upon receipt of the written directions of the owners of not less than twenty-five percent (25%) in principal amount of the Bonds Outstanding shall, by written notice delivered to the Issuer and the Company declare the entire principal amount of the Bonds then Outstanding, and the interest accrued thereon, immediately due and payable and the entire principal and interest shall thereupon become and be immediately due and payable, subject, however, to the provisions of Section 811 hereof with respect to waivers of Events of Default, and the Trustee shall give notice thereof by first class mail, postage prepaid, to all owners of Outstanding Bonds.

         SECTION 803. REMEDIES; RIGHTS OF BONDHOLDERS. Upon the occurrence and continuance of any Event of Default, the Trustee may, without any action on the part of the Bondholders, and shall, at the written request of the owners of not less than twenty-five percent (25%) in principal amount of the Bonds then Outstanding, and in any case upon being indemnified to its satisfaction as provided in Section 901(k) hereof:

                      (a) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders under, and require the Issuer, the Company or the Guarantor to carry out any agreements with or for the benefit of the Bondholders and to perform its or their duties under, the Act, the Loan Agreement, the Guaranty, and this Indenture, provided that any such remedy may be taken only to the extent permitted under the applicable provisions of the Loan Agreement, the Guaranty or this Indenture, as the case may be;

                      (b)      bring suit upon the Bonds; or

                      (c) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders;

provided, however, that the Trustee shall have the right to decline to comply with any such request or direction if the Trustee shall be advised by counsel (who may be its own counsel) that the action so requested may not lawfully be taken or the Trustee in good faith shall determine that such action would be unjustly prejudicial to the Bondholders not parties to such request.

         No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Bondholders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders now or hereafter existing at law or in equity or by statute; provided, however, that any conditions set forth herein to the taking of any remedy to enforce the provisions of this Indenture, the Bonds, the Guaranty or the Loan Agreement shall also be conditions to seeking any remedies under any of the foregoing pursuant to this Section 803.

         No delay or omission of the Trustee or any Bondholder to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default, or acquiescence therein; and every such right and power given by this Article VIII to the Trustee and the Bondholders, respectively, may be exercised from time to time and as often as may be deemed expedient.

         No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

         SECTION 804. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, the Company, the Guarantor or any other obligor upon the Bonds or their creditors, and whether or not an Event of Default hereunder shall have occurred and be continuing, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) may be entitled and empowered, by intervention in such proceeding or otherwise,

                      (a) to file and prove a claim for the whole amount of
                  principal (and premium, if any) and interest owing and unpaid with respect to the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such judicial proceeding, and

                      (b) to collect and receive any moneys or other property
                  payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Bondholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any owner thereof, or to authorize the Trustee to vote with respect to the claim of any Bondholder in any such proceeding.

         SECTION 805. DIRECTION OF PROCEEDINGS BY BONDHOLDERS. The owners of not less than fifty-one percent (51%) in aggregate principal amount of Bonds then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, including enforcement of the rights of the Issuer under the Loan Agreement or the appointment of a receiver or any other proceedings hereunder; provided, that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

         SECTION 806. APPOINTMENT OF RECEIVERS. Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the rights and properties pledged hereunder and of the revenues, issues, payments and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

         SECTION 807. APPLICATION OF MONEYS. Subject to the provisions of the Proceeds Certificate, all moneys received by the Trustee, by any receiver or by any Bondholder pursuant to any right given or action taken under the provisions of this Article VIII shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee (provided that moneys on deposit in the Bond Fund prior to the Event of Default and held for Bonds not presented for payment and moneys deposited pursuant to Article VI hereof shall not be used for purposes other than payment of such Bonds), be deposited into the Bond Fund and all moneys so deposited during the continuance of an Event of Default (other than moneys for the payment of Bonds which had matured or otherwise become payable prior to such Event of Default or for the payment of interest due prior to such Event of Default), together with all moneys in any other fund or account maintained by the Trustee under this Indenture shall be applied as follows:

                      (a) Unless the principal of all the Bonds shall have
                  become or shall have been declared due and payable, all such moneys shall be applied:

                          First:  To the payment of amounts, if any, payable to
                      the United States Treasury pursuant to the Proceeds Certificate and Section 405 hereof;

                          Second: To the payment to the Persons entitled
                      thereto of all installments of interest then due on the Bonds, with interest on overdue installments of interest and principal, if lawful, at the

                           Default Rate in the order of the maturity of the installments of such interest, and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, to the Persons entitled thereto without any discrimination or privilege; and

                                    Third: To the payment to the Persons
                           entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, and, if the amount available shall not be sufficient to pay in full the principal of Bonds due on any particular date, then to the payment ratably, according to the amount of principal due on such date, to the Persons entitled thereto without any discrimination or privilege.

                           (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on overdue interest and principal, as aforesaid, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the Persons entitled thereto without any discrimination or privilege.

         Whenever moneys are to be applied pursuant to the provisions of this
Section 807, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard for the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such moneys, it shall fix the date upon which such application is to commence and upon such date interest on the amounts of principal and interest to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date by mailing a copy of such notice by first class mail postage prepaid to the owners of the then Outstanding Bonds. The Trustee shall not be required to make payment to the holder of any unpaid Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

         SECTION 808. REMEDIES VESTED IN TRUSTEE. All rights of action, including the right to file proof of claims under this Indenture or under any of the Bonds, may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any holders of the Bonds, and any recovery of judgment shall be for the equal benefit of the holders of the then Outstanding Bonds, subject to the provisions of this Indenture.

         SECTION 809. RIGHTS AND REMEDIES OF BONDHOLDERS. No holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or for the enforcement of any other remedy hereunder, unless a default shall have become an Event of Default and the holders of twenty-five percent (25%) in aggregate principal amount of Bonds then Outstanding shall have made written request to the Trustee and shall have offered the Trustee reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, and unless such Bondholders have also offered to the Trustee indemnity as provided in Section 901(k) hereof, and unless the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more Bondholders shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by any action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the holders of all Bonds Outstanding. Nothing in this Indenture contained shall, however, (a) affect or impair the right of any Bondholder to enforce the payment of the principal of and interest on any Bond at and after the maturity thereof, or (b) affect or impair the obligation of the Issuer to pay the principal of and interest on each of the Bonds issued hereunder to the respective holders thereof at the time and place, from the source and in the manner in said Bonds expressed.

         SECTION 810. TERMINATION OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every case the Issuer and the Trustee shall, subject to any determination in such proceeding, be restored to their former positions and rights hereunder with respect to the property pledged and assigned hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

         SECTION 811. WAIVERS OF EVENTS OF DEFAULT. The Trustee may, in its discretion, without any action on the part of the Bondholders, waive any Event of Default hereunder and its consequences and rescind any declaration that the principal of and interest on the Bonds is immediately due and payable, if such waiver or rescission is not, in the judgment of the Trustee, detrimental to the Bondholders, and shall do so upon the written request of the holders of at least fifty-one percent (51%) in aggregate principal amount of all Bonds Outstanding which are affected by such default.

         SECTION 812. NOTICE OF DEFAULT. In the event of any default hereunder, the Trustee will promptly give written notice thereof to the Issuer, the Guarantor and the Company setting forth the nature of such default.

         SECTION 813. DEMAND UNDER GUARANTY. In the event that the Trustee fails to receive any payment due from the Company, the Trustee shall take the actions provided under Section 4.7 of the Loan Agreement and seek to enforce the rights as otherwise provided in the Guaranty.

         SECTION 814. LIMITATION OF LIABILITY. In the event of a violation of the tax covenants contained herein or in the Loan Agreement or the other Company Documents, the Bondholders' remedy shall be limited to the payment of 100% of the principal amount of the Bonds then outstanding, plus accrued interest, if any, to the payment date, such that neither the Issuer nor the Company will be liable for any premium or penalty.

                                  ARTICLE IX

                                   TRUSTEE

         SECTION 901. ACCEPTANCE OF TRUSTS. The Issuer initially appoints West One Bank, Utah, Salt Lake City, Utah, as Trustee and Registrar. The Trustee hereby accepts such appointment and agrees to execute the trusts imposed upon it by this Indenture, but only upon the terms and conditions set forth herein, to all of which the Issuer agrees and the respective owners of the Bonds agree by their acceptance of delivery of any of the Bonds. The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations should be read into this Indenture against the Trustee. The Trustee agrees to perform such trusts as an ordinarily prudent trustee under a corporate indenture, but in any such event, only upon and subject to the following expressed terms and conditions:

                      (a) The Trustee may execute any of the trusts or
                  powers hereof and perform any of its duties by or through attorneys, agents or receivers and shall not be responsible for the misconduct or negligence of any such attorneys, agents or receivers appointed in the exercise of the care of an ordinarily prudent trustee, and shall be entitled to advice of counsel concerning all matters of trusts hereof and duties hereunder, and may in all cases pay such reasonable compensation to any attorney, agent, receiver or employee retained or employed by it in connection herewith. The Trustee may act upon the opinion or advice of an attorney, surveyor, engineer or accountant selected by it in the exercise of reasonable care or, if selected or retained by the Issuer, approved by the Trustee in the exercise of such care. The Trustee shall not be responsible for any loss or damage resulting from any action or nonaction based on its good faith reliance upon such opinion or advice.

                      (b) The Trustee shall not be responsible for any
                  recital herein, or in the Bonds (except with respect to the Certificate of Authentication of the Trustee endorsed on the Bonds), or for the investment of moneys as herein permitted (except that no investment shall be made except in compliance with Article V hereof), or for the recording or re-recording, filing or re-filing of this Indenture, or any supplement or amendment thereto, or the filing of financing statements, or for the validity of the execution by the Issuer of this Indenture, or of any supplemental indentures or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the value or title of the property herein conveyed or otherwise as to the maintenance of the security hereof. The Trustee may (but shall be under no duty to) require of the Issuer and the Company full information and advice as to the performance of the covenants, conditions and agreements in the Loan Agreement and shall make its best efforts, but without any obligation, to advise the Issuer and the Company of any impending default known to the Trustee. Except as otherwise provided in Section 803 hereof, the Trustee shall have no obligation to perform any of the duties of the Issuer under the Loan Agreement.

                           (c) The Trustee shall not be accountable for the use
                  or application by the Issuer or the Company of any of the Bonds or the proceeds thereof or for the use or application of any money paid over by the Trustee in accordance with the provisions of this Indenture.

                           (d) The Trustee shall be protected in acting upon any
                  notice, order, requisition, request, consent, certificate, order, opinion (including an opinion of counsel), affidavit, letter, telegram or other paper or document in good faith deemed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond, shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

                           (e) As to the existence or non-existence of any fact
                  or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed by an Authorized Issuer Representative, or an Authorized Company Representative, as the case may be, as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (g) of this Section, or of which by said subsection it is deemed to have notice, may accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the County Clerk of the Issuer under its seal to the effect that a resolution in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution has been duly adopted, and is in full force and effect.

                           (f) The permissive right of the Trustee to do things
                  enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default.

                           (g) The Trustee shall not be required to take notice
                  or be deemed to have notice of any default hereunder, other than an Event of Default under clause (a), (b), and (c) of
                  Section 801 hereof unless the Trustee shall be specifically notified in writing of such default by the Issuer, the Company, or the holders of at least twenty-five percent (25%) in aggregate principal amount of all Bonds then Outstanding, and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the Principal

                  Office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid.

                           (h) At any and all reasonable times, the Trustee, and
                  its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the property pledged hereunder, including all books, papers and records of the Issuer pertaining to the property pledged hereunder and the Bonds, and to take such memoranda from and in regard thereto as may be desired.

                           (i) The Trustee shall not be required to give any
                  bond or surety with respect to the execution of the said trusts and powers or otherwise in respect of the premises.

                           (j) Notwithstanding anything elsewhere in this
                  Indenture contained, the Trustee shall have the right, but shall not be required, to demand, with respect to the authentication of any Bonds, the withdrawal of any cash, the release of any property or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required, as a condition of such action by the Trustee deemed reasonably necessary for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash, the release of any property or the taking of any other action by the Trustee.

                           (k) Before taking any action under this Section 901
                  other than an acceleration when required pursuant to Section 802 hereof, the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful default in connection with any action so taken.

                           (l) All moneys received by the Trustee shall, until
                  used or applied or invested as provided in this Indenture, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required by law, by this Indenture. The Trustee shall not be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

                           (m) If any Event of Default under this Indenture
                  shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care as a prudent person would exercise or use in the circumstances in the conduct of such prudent person's own affairs.

              SECTION 902. COMPENSATION AND EXPENSES OF TRUSTEE. The Trustee shall be entitled to payment and/or reimbursement for reasonable fees for its services rendered hereunder (including services as Registrar, Co-Registrar, Paying Agent and authenticating agent and services relating to the transfer of Bonds) and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by each of them in connection with such services. Upon an Event of Default hereunder, but only upon such an Event of Default, the Trustee shall have a right of payment prior to payment on account of principal of, or premium, if any, or interest on, any Bond for the foregoing advances, fees, costs and expenses incurred; provided, however, that in no event shall the Trustee have any such prior right of payment or claim therefor against moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article VI hereof.

         SECTION 903. NOTICE TO BONDHOLDERS IF DEFAULT OCCURS. If a default occurs of which the Trustee is by subsection (g) of Section 901 hereof required to take notice or if notice of default be given as in said subsection (g) provided, then the Trustee shall give or cause to be given written notice thereof by first-class mail, postage prepaid, to the owners of all then Outstanding Bonds.

         SECTION 904. GOOD FAITH RELIANCE. The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, telex or facsimile transmission, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper board, body or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture or the Loan Agreement, or upon the written opinion of any attorney, engineer, accountant or other expert believed by the Trustee to be qualified in relation to the subject matter, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. The Trustee shall not be bound to recognize any person as an owner of Bonds or to take any action at such person's request unless satisfactory evidence of the ownership of such Bond shall be furnished to such entity.

         SECTION 905. DEALINGS IN BONDS. The Trustee, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder, and may join in any action which any owner may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Company, any Affiliate of the Company, the Guarantor, or the Issuer, and may act as depositary, trustee or agent for any committee or body of owners of Bonds secured hereby or other obligations of the Issuer, the Company, the Guarantor, or any such Affiliate as freely as if it did not act in any capacity hereunder.

         SECTION 906. INTERVENTION BY TRUSTEE. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of owners of the Bonds, the Trustee may intervene on behalf of Bondholders and, subject to the provisions of
Section 901(k) hereof, shall do so if requested in writing by the owners of at least twenty-five percent (25%) in aggregate principal amount of all Bonds then Outstanding. The rights and obligations of the Trustee under this Section are subject to the approval of a court of competent jurisdiction.

         SECTION 907. SUCCESSOR TRUSTEE BY MERGER OR CONSOLIDATION. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, provided such corporation or association is otherwise eligible under Section 908 hereof, shall be and become successor Trustee hereunder, vested with all of the title to the whole property or trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor under this Indenture, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 908. TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Trustee hereunder which shall (a) be a commercial bank or trust company within the State of Utah organized under the laws of the United States of America or the State, authorized to exercise corporate trust powers, subject to supervision or examination by federal or state authorities and (b) have a reported combined capital and surplus of not less than $50,000,000. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner provided in Section 909 hereof. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the successor Trustee has accepted its appointment under Section 913 hereof.

         SECTION 909. RESIGNATION BY THE TRUSTEE. The Trustee and any successor Trustee may at any time resign from the trusts created by this Indenture by executing an instrument in writing resigning such trusts and specifying the date when such resignation shall take effect, and filing the same with the Issuer and the Company not less than 45 days before the date specified in such instrument when such resignation shall take effect (subject to Section 908 hereof), and by giving notice of such resignation by first class mail, postage prepaid, not less than 20 days prior to such resignation date, to each registered owner of Bonds then Outstanding.

         SECTION 910. REMOVAL OF THE TRUSTEE. The Trustee may be removed at any time, by filing with the Trustee so removed, and with the Issuer and the Company, an instrument or instruments in writing, appointing a successor, or an instrument or instruments in writing, consenting to the appointment by the Issuer of a successor and accompanied by an instrument of appointment by the Issuer of such successor, and in any event executed by the owners of not less than fifty-one percent (51%) in aggregate principal amount of Bonds then Outstanding.

         SECTION 911. APPOINTMENT OF SUCCESSOR TRUSTEE BY THE BONDHOLDERS; TEMPORARY TRUSTEE. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in the process of dissolution or liquidation, or otherwise becomes incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, then a vacancy shall forthwith and ipso facto exist in the office of Trustee and a successor may be appointed by the owners of fifty-one percent (51%) in aggregate principal amount of Bonds then Outstanding, by filing with the Issuer and the Company, an instrument or concurrent instruments in writing signed by such owners, or by their attorneys in fact duly authorized; provided, nevertheless, that in case of such vacancy the Issuer, by an instrument executed and signed by an Authorized Issuer Representative, may appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the Bondholders in the manner above provided; provided further, that if no permanent successor Trustee shall have been appointed by the Bondholders within the six (6) calendar months next succeeding the month during which the Issuer appoints such a temporary Trustee, such temporary Trustee shall without any further action on the part of the Issuer or the Bondholders become the permanent successor Trustee. After any appointment by the Issuer as provided herein, the Issuer shall cause notice of such appointment to be given to the Company and the Rating Service and to be given by first class mail, postage prepaid, to all Bondholders. The foregoing notwithstanding, any such temporary Trustee so appointed by the Issuer shall immediately and without further act be superseded by any successor Trustee so appointed by such Bondholders as provided above within the six (6) calendar months next succeeding the month during which such temporary Trustee is appointed.

         SECTION 912. JUDICIAL APPOINTMENT OF SUCCESSOR TRUSTEE. In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article IX prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the resigning Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this
Article IX within six (6) calendar months after a vacancy shall have occurred in the office of Trustee, any Bondholder may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

         SECTION 913. CONCERNING ANY SUCCESSOR TRUSTEES. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article, shall be filed and/or recorded by the successor Trustee in each recording office, if any, where this Indenture shall have been filed and/or recorded.

       SECTION 914. SUCCESSOR TRUSTEE AS TRUSTEE OF FUNDS. In the event of a change in Trustee, the predecessor Trustee which has resigned or been removed shall cease to be Trustee of the funds and accounts created hereunder or pursuant hereto and shall cease to be the Registrar, authenticating agent, and Paying Agent for principal of, premium, if any, and interest on the Bonds, as provided herein, and the successor Trustee shall become such Trustee, Registrar and Paying Agent.

                                  ARTICLE X

                           SUPPLEMENTAL INDENTURES

         SECTION 1001. SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF BONDHOLDERS. Subject to the limitation set forth in Section 1002 hereof with respect to this Section 1001, the Issuer and the Trustee may (and, in the case of clause (k) of this Section, shall at the written request of the Authorized Company Representative), without the consent of, or notice to, any of the Bondholders, enter into such indenture or indentures supplemental to this Indenture as shall not be inconsistent with the terms and provisions hereof, for any one or more of the following purposes:

                           (a) to cure any ambiguity or formal defect or
                  omission in this Indenture;

                           (b) to grant to or confer upon the Trustee for the
                  benefit of the Bondholders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Bondholders and the Trustee, or either of them;

                           (c) to assign and pledge under or subject to this
                  Indenture additional revenues, properties or collateral;

                           (d) to evidence the appointment of a separate
                  trustee or the succession of a new trustee hereunder;

                           (e) to modify, amend or supplement this Indenture or
                  any indenture supplemental hereto in such manner as to permit the qualification of this Indenture under the Trust Indenture Act of 1939, as then amended, or any similar federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of any state of the United States;

                           (f) to modify, amend or supplement this Indenture or
                  any indenture supplemental hereto in such manner as to permit continued compliance with the Proceeds Certificate or any similar certificate executed in connection with the issuance of any Bonds;

                           (g) to provide for the refunding of any Bonds,
                  including the right to establish and administer an escrow fund and to take related action in connection therewith or to provide for the issuance of Additional Bonds as provided in
                  Section 208 herein;

                           (h) to provide for the issuance of Bonds to the
                  extent permitted by this Indenture, including but not limited to such provisions as are necessary for the Trustee and the Issuer to accept, implement and administer any additional security as herein authorized, including debt service reserve or similar funds, letters or lines of credit, bond insurance policies or other forms of credit enhancement and establishing terms and provisions for such Bonds which may differ from those established for Bonds then outstanding;

                           (i) to evidence or give effect to or facilitate the
                  delivery and administration under this Indenture of one or more credit facilities, including a letter of credit, a bond insurance policy or any other credit facility, to provide credit enhancement relating to payment of principal of and interest on the Bonds, provided that prior to the entry into of a supplemental indenture pursuant to this Section 1001(i), the Trustee shall be provided with an opinion of Bond Counsel to the effect that the provisions outlined in such supplemental indenture or indentures with respect to the delivery of one or more credit facilities for such purposes will not have an adverse impact on the excludability of interest on the Bonds from the gross income of the owners thereof for federal income tax purposes;

                           (j) to effect changes in the Indenture so as to
                  secure or maintain ratings on the Bonds from the Rating Service, which changes will not restrict, limit or reduce the obligation of the Issuer to pay the principal of, premium, if any, and interest on the Bonds as provided in this Indenture or otherwise materially adversely affect the owners of the Bonds under this Indenture; and

                           (k) to make any change that in the judgment of the
                  Trustee does not materially adversely affect the rights of any Bondholders.

         SECTION 1002.         SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF
BONDHOLDERS.

                           (a) In addition to supplemental indentures covered by
                  Section 1001 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the holders of not less than fifty-one percent (51%) in aggregate principal amount of the Bonds which are Outstanding hereunder at the time of the execution of any such supplemental indenture and, in case less than all of the Bonds Outstanding are affected thereby, the holders of not less than fifty-one percent (51%) in aggregate principal amount of the Bonds so affected, shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture; provided, however, that nothing in this Section contained or in Section 1001 hereof shall permit, or be construed as permitting, a supplemental indenture to effect: (i) an extension of the stated maturity or reduction in the principal amount of, or reduction in the rate of or extension of the time of paying interest on, or reduction of any premium payable on the redemption of, any Bonds, without the consent of the holders of such

                  Bonds; (ii) a reduction in the amount or extension of the time of any payment required to be made to or from the Bond Fund or any interest or sinking fund applicable to any Bonds, without the consent of the holders of all of the Bonds at the time Outstanding; (iii) the creation of any lien prior to or on a parity with the lien of this Indenture on the Trust Estate or the deprivation of any Bondholders of the lien created by this Indenture on such Trust Estate, without the consent of the holders of all the Bonds at the time Outstanding, provided that nothing in this subparagraph (iii) shall be construed to require the consent of Bondholders to the issuance of Bonds pursuant to this Indenture; (iv) a reduction in the aforesaid aggregate principal amount of Bonds the owners of which are required to consent to any such supplemental indenture, without the consent of the owners of all the Bonds at the time Outstanding which would be affected by the action to be taken; or (v) a modification of the rights, duties or immunities of the Trustee, without the written consent of the Trustee.

                           (b) If at any time the Issuer or the Company shall
                  request the Trustee to enter into any such supplemental indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such supplemental indenture to be mailed by registered or certified mail to the owners of the Bonds. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the Principal Office of the Trustee for inspection by all Bondholders. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail such notice, and any such failure shall not affect the validity of such supplemental indenture when consented to and approved as provided in this Section. If the holders of the requisite principal amount of Bonds which are Outstanding hereunder at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental indenture as in this Section permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

                           (c) Anything herein to the contrary notwithstanding,
                  a supplemental indenture under this Article X which adversely affects the Company shall not become effective unless and until the Company shall have consented in writing to the execution and delivery of such supplemental indenture. In this regard, the Trustee shall cause notice of the proposed execution and delivery of any such supplemental indenture to which the Company has not already consented, together with a copy of the proposed supplemental indenture and a written consent form to be signed by the Company, to be mailed by certified or registered mail to the Company at least thirty (30) days (or such shorter period of time acceptable to the Company) prior to the proposed date of execution and delivery of any such supplemental indenture.

                           (d)      Subject to the terms and provisions
                  contained in this Section 1002(d), the owners of all the Bonds at any time Outstanding shall have the right, and the Issuer and the Trustee by their execution and delivery of this Indenture hereby expressly confer upon such owners the right, to modify, alter, amend or supplement this Indenture in any respect, including without limitation in respect of the matters described in clauses (i), (ii) and (iii) of the proviso contained in subsection (a) of this Section 1002, by delivering to the Issuer, the Trustee and the Company a written instrument or instruments, executed by or on behalf of such owners, containing a form of supplemental indenture which sets forth such modifications, alterations, amendments and supplements, and, upon the expiration of a 30-day period commencing on the date of such delivery during which no notice of objection shall have been delivered by the Issuer or the Trustee to such owners at an address specified in such written instrument, such supplemental indenture shall be deemed to have been approved and confirmed by the Issuer and the Trustee, to the same extent as if actually executed and delivered by the Issuer and the Trustee, and such supplemental indenture shall thereupon become and be for all purposes in full force and effect without further action by the Issuer or the Trustee. The foregoing provisions are, however, subject to the following conditions:

                                    (i)   no such supplemental indenture shall
                           in any way affect the limited nature of the obligations of the Issuer under this Indenture as set forth in Section 205 hereof, or otherwise, or adversely affect any of its rights hereunder;

                                    (ii)  no such supplemental indenture shall
                           be to the prejudice of the Trustee, and no such supplemental indenture which adversely affects the Company shall become effective unless consented to by the Company in the manner provided in Section 1002(c) hereof; and

                                    (iii) there shall have been delivered to the
                           Issuer, the Trustee and the Company an opinion of Bond Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the expiration of the aforesaid 30-day period, be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the exclusion from gross income for federal income tax purposes of interest on any of the Bonds.

                                  ARTICLE XI

                       AMENDMENTS TO THE LOAN AGREEMENT

         SECTION 1101. AMENDMENTS, ETC. TO LOAN AGREEMENT NOT REQUIRING CONSENT. The Issuer, the Company and the Trustee may, without the consent of or notice to the owners of the Bonds, consent to any supplemental loan agreement which effects such amendment, change or modification of the Loan Agreement as may be required (a) by the provisions of this Indenture or the Loan Agreement; (b) for the purpose of curing any ambiguity or formal defect or omission; (c) in connection with the issuance of Bonds as provided in Section 207 or Section 208 hereof; (d) for the purpose of complying with the provisions of the Proceeds Certificate; (e) to evidence or give effect to or facilitate the delivery and administration under this Indenture of one or more credit facilities including a letter of credit, a bond insurance policy or any other credit facility to provide credit enhancement relating to payment of principal of and interest on the Bonds, provided that prior to the entering into of a supplemental loan agreement pursuant to this Section 1101, the Trustee shall be provided with an opinion of Bond Counsel to the effect that the provisions outlined in such supplemental loan agreement or loan agreements with respect to the delivery of one or more credit facilities for such purposes will not have an adverse impact on the excludability of interest on the Bonds from the gross income of the owners thereof for federal income tax purposes; (f) to secure or maintain ratings on the Bonds from the Rating Service, which changes will not restrict, limit or reduce the obligation of the Issuer to pay the principal of and premium, if any, and interest on the Bonds as provided in this Indenture or otherwise materially adversely affect the owners of the Bonds; (g) to amend or supplement the description of the Project set forth in Exhibit A to the Loan Agreement, provided that no such amendment or supplement shall be entered into that would cause the Company to violate its covenants set forth in Section 3.7 of the Loan Agreement; or (h) to make any other change therein which, in the judgment of the Trustee, does not materially adversely affect the rights of the Trustee or the owners of the Bonds, provided, however, that nothing in this
Section 1101 shall permit, or be construed as permitting, any amendment, change or modification of the Loan Agreement that may result in anything described in the numbered clauses of Section 1002(a) hereof, without the consent of each Bondholder affected. If at any time the Company shall request the Issuer and the Trustee to consent to any amendment, change or modification of the Loan Agreement pursuant to subparagraph (h) above, the Trustee shall cause notice of the proposed execution of such amendment, change or modification to the Loan Agreement to be given to the Rating Service at least thirty (30) days prior to the execution of such amendment, change or modification to the Loan Agreement, which notice shall include a copy of the proposed amendment, change or modification to the Loan Agreement.

         Before the Issuer shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Loan Agreement pursuant to this Section 1101, there shall have been delivered to the Issuer and the Trustee an opinion of Bond Counsel stating that such modification, alteration, amendment or supplement is authorized or permitted by the Loan Agreement or this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the exclusion from gross income for federal income tax purposes of interest on any of the Bonds.

         SECTION 1102. AMENDMENTS, ETC. TO LOAN AGREEMENT REQUIRING CONSENT OF BONDHOLDERS. Except for the amendments, changes or modifications as provided in
Section 1101 hereof, neither the Issuer nor the Trustee shall consent to any amendment, change or modification of the Loan Agreement without the prior written approval or consent, given and procured as in this Section provided, of the owners of not less than fifty-one percent (51%) in aggregate principal amount of the Bonds Outstanding hereunder at the time of the execution of such amendment or modification and, in case less than all of the Bonds Outstanding are affected thereby, of the holders of not less than fifty-one percent (51%) in aggregate principal amount of the Bonds so affected. If at any time the Issuer and the Company shall request the consent of the Trustee to any such proposed amendment, change or modification of the Loan Agreement, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be mailed in the same manner as provided by Section 1002 hereof with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the Principal Office of the Trustee for inspection by all Bondholders. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail such notice, and any such failure shall not affect the validity of such amendment, change or modification when consented to and approved as provided in this Section. If the holders of not less than fifty-one percent (51%) in aggregate principal amount of the Bonds Outstanding which are affected by the amendment to the Loan Agreement shall have consented to and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. The foregoing notwithstanding, no amendment or supplement may be made which permits the assignment of the Loan Agreement by the Company other than as permitted by Section 6.1 of the Loan Agreement or which results in anything described in the numbered clauses of Section 1002(a) hereof unless the holders of 100% in aggregate principal amount of the Bonds Outstanding shall have consented to such amendment or supplement.

         Before the Issuer shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Loan Agreement pursuant to this Section 1102, there shall have been delivered to the Issuer and the Trustee an opinion of Bond Counsel stating that such modification, alteration, amendment or supplement is authorized or permitted by the Loan Agreement or this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the exclusion from gross income for federal income tax purposes of interest on any of the Bonds.

                                 ARTICLE XII

                                MISCELLANEOUS

         SECTION 1201. PARTIES IN INTEREST. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any person other than the Issuer, the Trustee, the Company and the holders of the Bonds any legal or equitable right, remedy or claim under or with respect to this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Issuer, the Trustee, the Company and the holders of the Bonds as herein provided.

         SECTION 1202. SEVERABILITY. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever. The invalidity of any one or more phrases, sentences, clauses or Sections in this Indenture contained shall not affect the remaining portions of this Indenture or any part thereof.

         SECTION 1203. DELIVERY OF NOTICES; DELIVERY OF BONDS. Except as otherwise provided in this Indenture, all notices, certificates, requests, requisitions or other communications by the Issuer, the Company, or the Trustee, pursuant to this Indenture shall be in writing and shall be sufficiently given and shall be deemed given when mailed by first class mail, postage prepaid, addressed as follows:

                  If to the Issuer:           Tooele County
                                              Board of County Commissioners
                                              County Courthouse
                                              47 South Main
                                              Tooele, Utah  84074
                                              Telecopier: (801) 882-7317
                                              Attention:  Chairman

                  If to the Trustee:          West One Bank, Utah
                                              107 South Main Street, Suite 303
                                              Salt Lake City, Utah  84111
                                              Telecopier:  (801) 534-6208
                                              Attention:  Corporate Trust
                                              Department

              If to the Company:       USPCI Clive Incineration Facility, Inc.
                                       220 Outlet Point Blvd.
                                       Columbia, South Carolina  29210
                                       Telecopier: (803) 551-4365
                                       Attention:  Paul Humphreys

              If to the Guarantor:     Laidlaw Inc.
                                       3221 North Service Road
                                       Burlington, Ontario
                                       Canada  L7R3Y8
                                       Telecopier:  (905) 332-6550
                                       Attention:  Senior Vice President and
                                       General Counsel

         SECTION 1204. COUNTERPARTS. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 1205. GOVERNING LAW. This Indenture shall be governed exclusively by and construed in accordance with the laws of the State of Utah.

         SECTION 1206. IMMUNITY OF OFFICERS AND EMPLOYEES OF ISSUER. No recourse shall be had for the payment of the principal of or premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in this Indenture contained against any past, present or future officer, employee or agent of the Issuer, or any officer, employee or agent of any successor body politic, either directly or through the Issuer or any successor body politic, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, employees or agents, as such, is hereby expressly waived and released as a condition of and consideration for the execution of this Indenture and the issuance of any of the Bonds.

         SECTION 1207. BONDS OWNED BY THE ISSUER, THE GUARANTOR OR THE COMPANY. In determining whether the owners of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer, the Guarantor or the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor (unless the Issuer, the Company or such person owns all Bonds which are then Outstanding, determined without regard to this Section) shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, the Guarantor or the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

         SECTION 1208. PLEDGE AND UNDERTAKING OF THE STATE. In entering into this Indenture and otherwise providing for the issuance of the Series 1995 Bonds, the Issuer and the Trustee have specifically relied upon Section 11-17-13 of the Act, which provides:

         The State of Utah does hereby pledge to and agree with the holders of any bonds issued under this act and with those parties who may enter into contracts with any county or municipality under this act, that the state will not alter, impair or limit the rights thereby vested until the bonds, together with applicable interest, are fully met and discharged and such contracts are fully performed. Nothing contained in this act shall preclude such alteration, impairment or limitation if and when adequate provision shall be made by law for the protection of the holders of the bonds or persons entering into contracts with any county or municipality. Each county and municipality is authorized to include this pledge and undertaking for the state in such bonds or contracts.

         The Issuer hereby incorporates herein the foregoing pledge and undertaking for the State.

       IN WITNESS WHEREOF, TOOELE COUNTY, UTAH has caused these presents to be signed in its name and on its behalf by the Chairman of its Board of County Commissioners and its corporate seal to be hereunto affixed and attested by its County Clerk, and to evidence its acceptance of the trusts hereby created WEST ONE BANK, UTAH has caused these presents to be signed in its name and on its behalf by its Vice President and its official seal to be hereunto affixed, all as of the day and year first above written.

                                          TOOELE COUNTY, UTAH

                                          By /s/
                                            ------------------------------------
[Seal]                                                  Chairman,
                                              Board of County Commissioners

Attest:
/s/
----------------------------------------
             County Clerk

                                          WEST ONE BANK, UTAH, as Trustee

                                          By /s/
                                            ------------------------------------
[Seal]                                                 Vice President

                                 EXHIBIT "A"

                           [FORM OF FRONT OF BOND]

REGISTERED                                                            REGISTERED
NO. R-                                                      $
      ------                                                 -------------------
                           UNITED STATES OF AMERICA

                                STATE OF UTAH

                               COUNTY OF TOOELE

                    HAZARDOUS WASTE DISPOSAL REVENUE BOND
               (LAIDLAW INC./USPCI CLIVE PROJECT), SERIES 1995

       Interest                        Maturity                             Issue
         Rate                            Date                               Date                           CUSIP
         ----                            ----                               ----                           -----
                                    August 1, 2010

Registered Owner:

Principal Amount:                                                                                  Dollars

         Tooele County, Utah (the "Issuer"), a duly organized and existing political subdivision of the State of Utah, for value received, hereby promises to pay (but only from the sources hereinafter mentioned) to the Registered Owner identified above or registered assigns, on the Maturity Date set forth above, upon presentation and surrender hereof, the Principal Amount set forth above and to pay solely from such sources interest on said Principal Amount at the Interest Rate set forth above, calculated on the basis of a 360-day year of twelve (12) thirty (30) day months, from the Interest Payment Date next preceding the date of authentication hereof unless (i) this Bond is authenticated as of an Interest Payment Date in which event this Bond shall bear interest from such Interest Payment Date or (ii) this Bond is authenticated prior to the first Interest Payment Date in which event this Bond shall bear interest from the Issue Date set forth above; provided, however, that if interest on the Bonds shall be in default as shown by the records of the Trustee, interest shall accrue at the Default Rate (as defined in the Indenture hereinafter described) from the Interest Payment Date to which interest has been paid in full, until the payment of such Principal Amount (except as the provisions set forth in the Indenture hereinafter described with respect to redemption prior to maturity may be applicable hereto), such interest being payable semiannually on each February 1 and August 1 commencing February 1, 1996 (each an "Interest Payment Date"). Payments of interest shall be made to the Registered Owner hereof, as of the fifteenth day of the month next preceding such Interest Payment Date, by check or draft mailed on the Interest Payment Date to the address of such Registered Owner as it appears on the registration books of the Issuer maintained by the Trustee as Bond Registrar, or to such other address as may be furnished to said Trustee in writing by such Registered Owner. Payment of principal or redemption price of and premium, if any, on this Bond shall be made by check or draft only upon presentation and surrender of this Bond at the principal corporate trust office of West One Bank, Utah, Salt Lake City, Utah (the "Trustee", which term shall include any successor trustee), acting as paying agent (the "Paying Agent"), or at the office designated for such payment of any successor thereof or of any other paying agent as provided in said Indenture. The principal of, premium, if any, and interest on this Bond are payable by check or draft denominated in any coin or currency of the United States of America which, at the respective times of payment is legal tender for the payment of public and private debts. As used herein the term "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Utah or the city in which the principal corporate trust office of the Trustee is located, or the New York Stock Exchange are closed or required by law to close. If any payment of principal of, premium, if any, or interest required to be made on this Bond becomes due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day, with the same force and effect as if made on the Interest Payment Date, the date of maturity or the date fixed for redemption, and such payment shall not include the interest for the period between such date and the next succeeding Business Day.

         Reference is hereby made to the further provisions of this Bond set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Bond is one of an issue of Bonds which is issued under the provisions of, and in full compliance with, the Constitution and laws of the State of Utah, particularly Title 11, Chapter 17, Utah Code Annotated 1953, as amended. The Bonds are special, limited obligations of the Issuer, payable by the Issuer solely from certain amounts received by the Issuer under, and secured by a pledge of certain rights of the Issuer under and pursuant to, the Loan Agreement (as such term is defined in the Indenture), and, further, from the funds and accounts created under the Indenture (but not including the Rebate Fund created under the Indenture) and investment earnings thereon, all of which shall be used for no other purpose than to pay the principal of, premium, if any, and interest on the Bonds, except as may be otherwise expressly authorized in the Indenture. Neither the faith and credit nor the taxing power of the State of Utah or any political subdivision thereof is pledged to the payment of the principal of, premium, if any, or interest on the Bonds. The Bonds and the interest thereon do not constitute or give rise to a general obligation or liability of the Issuer or a charge against its general credit or taxing powers, and the Bonds do not constitute a loan of the credit of the Issuer within the meaning of any constitutional restriction or statutory limitation of the State of Utah.

         It Is Hereby Certified, Recited and Declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law, and that the issuance of this Bond and the series of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation on indebtedness, and that payment in full for this Bond has been received.

         This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture unless and until the Certificate of Authentication hereon shall have been duly executed by the Trustee, as provided in the Indenture.

         In Witness Whereof, Tooele County, Utah has caused this Bond to be executed in its name by the facsimile signature of the Chairman of its Board of County Commissioners, and the facsimile of its official seal to be imprinted hereon and attested by the facsimile signature of its County Clerk.

                                          TOOELE COUNTY, UTAH

                                          By
                                            ------------------------------------
[Seal]                                                   Chairman,
                                               Board of County Commissioners

Attest:

------------------------------------------
               County Clerk

                        CERTIFICATE OF AUTHENTICATION

         This Bond is one of the Bonds described in the within-mentioned Indenture of Trust.

Date of registration and authentication:

                                                WEST ONE BANK, UTAH,
                                                as Trustee

                                                By
                                                  ------------------------------
                                                  Authorized Signatory

                          (FORM OF REVERSE OF BOND)

         This Bond is one of the duly authorized Tooele County, Utah Hazardous Waste Disposal Revenue Bonds (Laidlaw Inc./USPCI Clive Project), Series 1995, to be issued in an aggregate principal amount of $10,000,000 (the "Bonds"), pursuant to certain resolutions (collectively, the "Resolution") duly adopted by the Issuer's Board of County Commissioners (the "Board"), in accordance with the applicable provisions of the Utah Industrial Facilities and Development Act, Title 11, Chapter 17, Utah Code Annotated 1953, as amended (the "Act"), under an Indenture of Trust dated as of August 1, 1995 (the "Indenture"), between the Issuer and the Trustee, for the purpose of providing a portion of the funds necessary to finance among other things a hazardous waste disposal and treatment facility located within the boundaries of the Issuer (the "Project") for USPCI Clive Incineration Facility, Inc., an Oklahoma corporation (the "Company"). Proceeds from the sale of the Bonds are to be loaned by the Issuer to the Company, under the terms of a Loan Agreement dated as of August 1, 1995 (the "Loan Agreement"). The Bonds are all issuable under and are equally and ratably secured by and are entitled to the benefits of the Indenture, including the security of the pledge and assignment of certain amounts payable to the Issuer pursuant to the Loan Agreement, and all receipts of the Trustee credited under the provisions of the Indenture against the payment of such amounts, and from any other moneys held by the Trustee under the Indenture for such purpose. The Project is not security for the Bonds.

         Pursuant to a Guaranty dated as of August 1, 1995 from Laidlaw Inc., a Canadian corporation (the "Guarantor"), to the Trustee, the Guarantor has agreed to guaranty timely payment of the Company's obligations relating to the Bonds.

         Any term used herein as a defined term but not defined herein shall have the meaning ascribed to such term in the Indenture or the Loan Agreement.

Part I -- Redemption Provisions

         Optional Redemption of Bonds. The Series 1995 Bonds are subject to optional redemption prior to maturity by the Trustee at the direction of the Company, in whole at any time or in part on any Interest Payment Date, in inverse order of maturity and by lot within each maturity at any time on or after August 1, 2005, at a redemption price expressed as a percentage of principal amount of Series 1995 Bonds to be redeemed set forth in the table below, together with accrued interest to the Redemption Date:

              Redemption Date                                                             Redemption Price
              ---------------                                                             ----------------

August 1, 2005 to July 31, 2006                                                                 102%
August 1, 2006 to July 31, 2007                                                                 101%
August 1, 2007 and thereafter                                                                   100%

         Extraordinary Optional Redemption. The Series 1995 Bonds shall be subject to extraordinary optional redemption prior to maturity by the Trustee, at the direction of the Company, in whole or in part, on any date at a redemption price equal to the principal amount of the Series 1995 Bonds to be redeemed plus accrued interest to the redemption date, within 365 days following the occurrence of any one of the following events (or, in the case of subparagraph (a) and (b) below, at the option of the Company, within sixty (60) days following the receipt of any proceeds relating to such event):

                           (a) The Facility (as defined in the Indenture) or a
                  substantial portion thereof shall have been damaged or destroyed by fire or other casualty (i) to such extent that, in the opinion of the Company, within a period of twelve consecutive months following such damage or destruction it is not practicable or desirable to rebuild, repair or restore the Facility, or (ii) to such extent that, in the opinion of the Company, the Facility is or will be prevented thereby from operating normally for a period of twelve (12) consecutive months.

                           (b) Title to, or the temporary use of, all or
                  substantially all of the Facility shall have been taken under the exercise of the power of eminent domain (including such a taking or takings as results or is likely to result, in the opinion of the Company, in normal operations at the Facility being interrupted for a period of twelve (12) consecutive months or results or is likely to result in rendering the Facility, in the opinion of the Company, unsuitable for use).

                           (c) As a result of any changes in the Constitution of
                  the State of Utah or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Loan Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in the Loan Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Issuer or the Company, including without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement or changes since the date of initial issuance of the Bonds in regulatory requirements, technology or the economic availability of raw materials, operating supplies, equipment or waste requiring treatment and disposal, which condition cannot reasonably be expected to improve materially within a period of twelve (12) consecutive months and causes the Company to determine that the Facility should not be completed or that operation of the Facility should be discontinued.

         Special Mandatory Redemption. The Series 1995 Bonds are also subject to Special Mandatory Redemption in whole by the Issuer on any date prior to maturity at a redemption price of 100% of the principal amount thereof together with accrued interest to the date of redemption, upon the occurrence of a Determination of Taxability (as defined in the Indenture), as soon as practicable, but in no event later than thirty (30) days after the occurrence of such Determination of Taxability.

         Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date (except in the case of Special Mandatory Redemption, in which case the Trustee will give immediate notice as provided in the Indenture), to each owner of a Bond to be redeemed at the address of such Bondholder appearing in the Bond Register. Failure to give such notice to any Bondholder, or any defect therein, shall not affect the validity of the proceedings for the redemption of any Bond or portion thereof with respect to which no such failure has occurred. The Indenture provides for the giving of additional notice under certain circumstances, provided that no defect in or failure to give such additional notice shall in any manner defeat the effectiveness of a call for redemption with respect to Bonds for which notice was properly given as described above. Notice of redemption having been given as aforesaid, the Bond so to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified and from and after such date (unless the Issuer shall default in the payment of the redemption price) such Bond shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with said notice, the redemption price of such Bond shall be paid. If any Bond called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the rate last borne by the Bond.

         If at the time of mailing of notice of an optional redemption there shall not have been deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, which moneys are or will be available for redemption of Bonds, such notice will state that it is conditional, that is, subject to the deposit of the redemption moneys with the Trustee not later than the close of business of the fifth day prior to the Redemption Date, and such notice shall be of no effect unless such moneys are so deposited.

         Partial Redemption. The Trustee, upon surrender of any Bond to be redeemed in part, shall authenticate and deliver to the owner of such Bond, without service charge, a new Bond or Bonds in aggregate principal amount equal to and in exchange for the unpurchased or unredeemed portion of the principal of the Bond so surrendered, which new Bond or Bonds shall be in any Authorized Denominations and shall be identical to the Bond being purchased or redeemed with respect to stated maturity and interest rate, and bearing numbers not contemporaneously outstanding. If less than all the Bonds are to be redeemed, the particular Bonds or portion thereof to be redeemed shall be selected prior to the redemption date by the Trustee, by lot by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Bonds of a denomination larger than the minimum Authorized Denomination. The unredeemed portion of a Bond selected for partial redemption must be equal to an Authorized Denomination.

Part II -- General

         The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute any suit, action or proceeding in equity or at law for the enforcement of the Indenture or for the appointment of a receiver or for the enforcement of any other remedy under the Indenture, except as provided in the Indenture. The Issuer, the Trustee, and the Company may treat the registered owner of this Bond as the absolute owner hereof for all purposes, whether or not this Bond shall be overdue, and shall not be bound by any notice to the contrary.

         If provision is made for the payment of the principal of, premium, if any, and interest on this Bond in accordance with the Indenture, this Bond shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to any lien, benefit or security under the Indenture, except for purposes of registration and exchange and of such payment.

         Modifications or alterations of the Indenture or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

         Except as otherwise provided in the Indenture, the Bonds are issuable only as fully registered Bonds, without coupons, in denominations of $5,000 and any integral multiple of $5,000 in excess thereof.

         The transfer of this Bond shall be registered upon the books kept at the Principal Office of the Trustee, upon surrender of this Bond, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and duly executed by the Bondholder or such Bondholder's attorney duly authorized in writing and with guarantee of signature.

         Subject to the limitations contained in the Indenture, this Bond may be exchanged at any time at the Principal Office of the Trustee, upon surrender hereof together with an assignment duly executed by the registered owner hereof or such owner's attorney or legal representative in such form and with guarantee of signature as shall be satisfactory to the Trustee for an equal aggregate principal amount of Bonds of any Authorized Denomination as the Bonds surrendered for exchange, which Bonds shall be identical to the Bonds being exchanged with respect to interest rate and stated maturity, and bearing numbers not contemporaneously outstanding.

         Reference is hereby made to the Indenture, the Loan Agreement and the Proceeds Certificate, copies of which are on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Issuer, the Company, the Trustee, and the owners of the Bonds, including provisions relating to acceleration under certain circumstances and provisions relating to the issuance of additional bonds under the Indenture. The owner of this Bond, by acceptance hereof, is deemed to have agreed and consented to and to be bound by the terms and provisions of the Indenture, the Loan Agreement and the Proceeds Certificate.

         The following abbreviations, when used in the inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

                              UNIF GIFT MIN ACT

TEN COM          --      as tenants in common              _______ Custodian _______

TEN ENT          --      as tenants by the                 (Cust)        (Minor)
                         entirety

JT TEN           --      as joint tenants with             Under Uniform Gifts to
                         right of survivorship and not     Minors Act______________
                         tenants in common                             (State)






                 Additional abbreviations may also be used though not in the above list.

                                  ASSIGNMENT

         FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------------


----------------------------------------------

------------------------------------------------------------------------------
     (Please Print or Typewrite Name and Address, including Zip Code, of
                                  Assignee)

the within Bond of TOOELE COUNTY, UTAH, and all rights thereunder, and hereby irrevocably constitutes and appoints

------------------------------------------------------------------------------
attorney to register the transfer of said Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                   Signature:
      ------------------                           -----------------------------

Signature
Guaranteed:
           ---------------------------------------------------------------------

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

Notice: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                 EXHIBIT "B"

                        DTC LETTER OF REPRESENTATIONS

                     (See Transcript Document No.      )
                                                  -----


                                     B-1